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As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-217388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
(see table of additional registrants)

Delaware (State or other jurisdiction of incorporation or organization)	7832 (Primary Standard Industrial Classification Code Number)	26-0303916 (I.R.S. Employer Identification Number)

One AMC Way
11500 Ash Street, Leawood, KS
(913) 213-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin M. Connor, Esq.
Senior Vice President, General Counsel & Secretary
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

See Table of Additional Registrant Guarantors Continued on the Next Page
Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin M. Connor, Esq. Senior Vice President, General Counsel & Secretary AMC Entertainment Holdings, Inc. One AMC Way 11500 Ash Street Leawood, Kansas 66211 (913) 213-2000	Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(1)(2)(B) of the Securities Act.    ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
AMC Card Processing Services, Inc.	Arizona	7832	20-1879589
AMC Concessionaire Services of Florida, LLC	Florida	7832	45-1836047
AMC ITD, Inc.	Kansas	7832	27-3094167
AMC License Services, Inc.	Kansas	7832	74-3233920
American Multi-Cinema, Inc.	Missouri	7832	43-0908577
Club Cinema of Mazza, Inc.	D.C.	7832	04-3465019
Loews Citywalk Theatre Corporation	California	7832	95-4760311
AMC Starplex, LLC	Delaware	7832	81-0775102
AMC of Maryland, LLC	Maryland	7832	81-4699581

        The address, including zip code, and telephone number, including area code, of each Additional Registrant's principal executive offices is: c/o AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, KS 66211, (913) 213-2000.

        The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is: Kevin M. Connor, Esq., Senior Vice President, General Counsel & Secretary, AMC Entertainment Holdings, Inc., One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, (913) 213-2000.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2017

PRELIMINARY PROSPECTUS

AMC ENTERTAINMENT HOLDINGS, INC.

OFFER TO EXCHANGE

£500,000,000 aggregate principal amount of its 6.375% Senior Subordinated Notes due
2024, the issuance of which has been registered under the Securities Act of 1933, as amended, for all of its outstanding 6.375% Senior Subordinated Notes due 2024

$595,000,000 aggregate principal amount of its 5.875% Senior Subordinated Notes due
2026, the issuance of which has been registered under the Securities Act of 1933, as amended, for all of its outstanding 5.875% Senior Subordinated Notes due 2026

$475,000,000 aggregate principal amount of its 6.125% Senior Subordinated Notes due
2027, the issuance of which has been registered under the Securities Act of 1933, as amended, for all of its outstanding 6.125% Senior Subordinated Notes due 2027

         We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, all of our new 6.375% Senior Subordinated Notes due 2024 (the "New Sterling Notes") for all of our outstanding 6.375% Senior Subordinated Notes due 2024 (the "Original Sterling Notes"), all of our new 5.875% Senior Subordinated Notes due 2026 (the "New 5.875% Dollar Notes") for all of our outstanding 5.875% Senior Subordinated Notes due 2026 (the "Original 5.875% Dollar Notes") and all of our new 6.125% Senior Subordinated Notes due 2027 (the "New 6.125% Dollar Notes" and together with the New 5.875% Dollar Notes, the "New Dollar Notes") for all of our outstanding 6.125% Senior Subordinated Notes due 2027 (the "Original 6.125% Dollar Notes" and together with the Original 5.875% Dollar Notes, the "Original Dollar Notes"). We refer to the New Sterling Notes and the New Dollar Notes collectively as the "Exchange Notes," the Original Sterling Notes and the Original Dollar Notes as the "Original Notes," and the Exchange Notes and Original Notes as the "notes." We are also offering the subsidiary guarantees of the Exchange Notes, which are described in this prospectus. The terms of the Exchange Notes are substantially identical to the terms of the Original Notes except that the issuance of the Exchange Notes has been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). We will pay interest on the notes on May 15 and November 15 of each year. The New Sterling Notes mature on November 15, 2024. The New 5.875% Dollar Notes mature on November 15, 2026. The New 6.125% Dollar Notes mature on May 15, 2027. The principal features of the exchange offer are as follows:

  •
  We will exchange all Original Notes of each series that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes of the applicable series.

  •
  You may withdraw tendered Original Notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2017, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We do not intend to apply for listing of the New Dollar Notes on any securities exchange or automated quotation system. We do intend to have the New Sterling Notes admitted to the Official List of the Channel islands Securities Exchange Authority ("CISEA" or the "Exchange"). All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the indentures governing the Original Notes. In general, the Original Notes may not be offered or sold except in a transaction registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the Original Notes under the Securities Act.

         You should consider carefully the risk factors beginning on page 11 of this prospectus before participating in the exchange offer.

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or the exchange offer that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the Original Notes for the Exchange Notes only in places where the exchange offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The date of this prospectus is                        , 2017.

        We are incorporating by reference into this document important business and financial information that is not included in or delivered with this document. This information is available without charge to you upon written or oral request. Requests should be directed to AMC Entertainment Holdings, Inc., 11500 Ash Street, Leawood, Kansas 66211, telephone 913-213-2000. In order to obtain timely delivery, requests must be made no later than five business days before the expiration date. See "Where You Can Find Additional Information" for further information.

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We and the guarantors have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, the guarantors or the Exchange Notes, we refer you to the registration statement. We file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information about the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov). In addition, you may obtain these materials free of charge on the Company's website (http://www.amctheatres.com). The contents of our website have not been, and shall not be deemed to be incorporated by reference into this prospectus.

        Under the terms of the indentures relating to the notes, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and holders of the notes the information specified therein in the manner specified therein. See "Description of Exchange Notes."

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus certain information that we and Carmike have filed with the SEC, which means that we are disclosing important information to you by referring you to that document. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, or any subsequently filed document deemed incorporated by reference.

        This prospectus incorporates by reference the following (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless otherwise expressly identified in such filings as being incorporated by reference into this prospectus):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"), filed with the SEC on March 10, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 8, 2017;

  •
  the portions of our Proxy Statement on Schedule 14A, filed with the SEC on March 17, 2017, that are incorporated by reference into Part III of our 2016 Form 10-K; and

  •
  our Current Reports on Form 8-K filed with the SEC on October 24, 2016 (the first filing on such date), November 30, 2016 (the second filing on such date), March 10, 2017, March 13, 2017 (the "March 13 8-K"), March 17, 2017, March 28, 2017, April 27, 2017 and May 11, 2017;

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or subsequent to the date of this prospectus (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K) are to be incorporated herein by reference until completion of the exchange offer or for so long as we are obligated to make this prospectus available to a broker-dealer during the one year following expiration of the exchange offer. Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide, upon your oral or written request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, KS 66211
Tel: (913) 213-2000
Attention: General Counsel

        We also make available free of charge on our website at www.amctheatres.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

FORWARD LOOKING STATEMENTS

        Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about AMC's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, "will," "intends," "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond AMC's ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

  •
  risks relating to motion picture production and performance;

  •
  our lack of control over distributors of films;

  •
  intense competition in the geographic areas in which we operate;

  •
  increased use of alternative film delivery methods or other forms of entertainment;

  •
  shrinking exclusive theatrical release windows;

  •
  general and international economic, political, social and financial market conditions and other risks including the effects of the exit of the United Kingdom from the European Union;

  •
  risks and uncertainties relating to our significant indebtedness;

  •
  limitations on the availability of capital may prevent us from deploying strategic initiatives;

  •
  certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities;

  •
  our ability to achieve expected synergies benefits and performance from our recent strategic theatre acquisitions and strategic initiatives;

  •
  our ability to comply with, and the effects of, a settlement we entered into with the United States Department of Justice pursuant to which we agreed to divest theatres, transfer advertising rights of certain theatres and divest our holdings in National CineMedia, LLC ("NCM");

  •
  our ability to refinance our indebtedness on terms favorable to us;

  •
  optimizing our theatre circuit through construction and the transformation of our existing theatres may be subject to delay and unanticipated costs;

  •
  failures, unavailability or security breaches of our information systems;

  •
  risks relating to impairment losses and theatre and other closure charges;

  •
  our ability to utilize net operating loss carryforwards to reduce our future tax liability;

  •
  review by antitrust authorities in connection with acquisition opportunities;

  •
  our investment and equity in earnings from NCM may be negatively impacted by the competitive environment in which NCM operates and by the risks associated with its strategic initiatives;

  •
  risks relating to unexpected costs or unknown liabilities relating to Completed Acquisitions;

  •
  risks relating to the incurrence of legal liability;

  •
  dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with our recently completed and any future acquisitions;

  •
  risks of poor financial results may prevent us from deploying strategic initiatives;

  •
  operating a business in markets AMC is unfamiliar with, including acceptance by movie-goers of AMC initiatives that are new to those markets; and

  •
  increased costs in order to comply with governmental regulation and the impact of governmental investigations concerning potentially anticompetitive conduct including film clearances and partnering with other major exhibitors in joint ventures.

        Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in this prospectus under "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2016 Form 10-K and in subsequent reports filed by us with the SEC, including Forms 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

SUMMARY

        The following summary highlights information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus, including the section entitled "Risk Factors", along with the financial data and related notes and the other documents that we incorporate by reference in this prospectus. Unless we state otherwise, or the context otherwise provides, references to "we," "us," "our," the "Company" or "AMC" refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries, including from their respective date of acquisition Odeon and Carmike, but not including Nordic; references to "Carmike" are to Carmike Cinemas, Inc. and its consolidated subsidiaries; references to "Odeon" are to Odeon and UCI Cinemas Holdings Limited and its consolidated subsidiaries; and references to "Nordic" are to Nordic Cinema Group Holding AB and its consolidated subsidiaries.

Our Company

        We are the world's largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100 year history, we have pioneered many of the theatrical exhibition industry's most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we revolutionized movie-going with the deployment of our theatre renovations featuring plush, powered recliner seating. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.

        The combination of AMC, Odeon, Carmike and Nordic makes us the largest theatre operator in the world with 1,027 theatres and 11,247 screens in 15 countries as of March 31, 2017. We are the #1 theatre operator in the United States, the #1 theatre operator in the United Kingdom, Ireland, Italy, Spain, Sweden, Finland, Estonia, Latvia and Lithuania; the #2 theatre operator in Austria, Portugal and Norway; and the #4 theatre operator in Germany. We have operations in four of the world's ten largest economies, including four of the five largest European economies (the United Kingdom, Spain, Italy and Germany). Additionally the combined company is the largest global procurer in theatrical exhibition of film, food and beverage items, lighting and theatre supplies.

        As of March 31, 2017, we owned, operated or held interests in 660 theatres with a total of 8,298 screens in the United States and 367 theatres and 2,949 screens in European markets. With operations in 44 states, approximately 52% of the U.S. population lives within 10 miles of one of our theatres. We have a diversified footprint with complementary global geographic and guest demographic profiles, which we believe gives our circuit a unique profile and offers strategic and operational advantages. We operate productive theaters in the top markets in the United States and have #1 or #2 market share in the top three markets: New York, Los Angeles and Chicago. Our top five markets, in each of which we hold the #1 or #2 share position, are New York (45% share), Los Angeles (26%), Chicago (42%), Philadelphia (29%) and Dallas (30%). Strategically, these markets and our theatres in them are diverse, operationally complex and, in many cases, the scarcity of new theatre opportunities creates a significant competitive advantage for established locations against newcomers or alternative entertainment options.

        We are a Delaware corporation. Our principal executive offices are located at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211. The telephone number of our principal executive offices is (913) 213-2000. We maintain a website at www.amctheatres.com, on which we post our key corporate governance documents, including our board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

 Ratio of Earnings to Fixed Charges

        The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings.

Years Ended

From Inception August 31, 2012 through December 31, 2012

	Three Months Ended March 31, 2017						January 1, 2012 through August 30, 2012
		December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
	(Successor)	(Successor)	(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)
Ratio of Earnings to Fixed Charges(1)	1.2x	1.5x	1.6x	1.4x	1.3x	—	1.5x

(1)
Earnings were insufficient to cover fixed charges by $25,776,000 for the period from inception August 31, 2012 through December 31, 2012 (Successor 2012).

 The Exchange Offer

        On November 8, 2016, we completed a private offering of the Original Sterling Notes and Original 5.875% Dollar Notes ("the 2016 private offering"). Concurrently with the 2016 private offering, we entered into a registration rights agreement (the "2016 Registration Rights Agreement") with Citigroup Global Markets Inc. as representative for several initial purchasers. On March 17, 2017, we completed a private offering of the Original 6.125% Dollar Notes and an add-on offering to the Original Sterling Notes ("the 2017 private offering" and together with the 2016 private offering, the "private offerings"). Concurrently with the 2017 private offering, we entered into a registration rights agreement (the "2017 Registration Rights Agreement" and together with the 2016 Registration Rights Agreement, the "Registration Rights Agreements") with Citigroup Global Markets Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated as representatives for several initial purchasers. Pursuant to the Registration Rights Agreements, we agreed, among other things, to file the registration statement of which this prospectus is a part. The following is a summary of the exchange offer. For more information please see "The Exchange Offer." The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

General	The form and terms of the Exchange Notes of each series are the same as the form and terms of the applicable series of Original Notes except that:
• the issuance and sale of the Exchange Notes have been registered pursuant to an effective registration statement under the Securities Act; and

•

the holders of the Exchange Notes will not be entitled to certain registration rights or the additional interest provisions of the Registration Rights Agreements, which permits an increase in the interest rate on the Original Notes in some circumstances relating to the timing of the exchange offer. See "The Exchange Offer."

The Exchange Offer

We are offering to exchange (i) £500,000,000 aggregate principal amount of New Sterling Notes that have been registered under the Securities Act for all of our outstanding Original Sterling Notes, (ii) $595,000,000 aggregate principal amount of New 5.875% Dollar Notes that have been registred under the Securities Act for all of our outstanding Original 5.875% Dollar Notes, and (iii) $475,000,000 aggregate principal amount of New 6.125% Dollar Notes that have been registered under the Securities Act for all of our outstanding Original 6.125% Dollar Notes,

The exchange offer will remain in effect for a limited time. We will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                , 2017. Holders may tender some or all of their Original Notes pursuant to the exchange offer. However, the Original Sterling Notes may be tendered only in a denomination equal to £100,000 and any integral multiples of £1,000 in excess thereof and the Original Dollar Notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess thereof.

Resale

Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;
• are a broker-dealer that purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;
• acquired the Exchange Notes other than in the ordinary course of your business;
• have an arrangement with any person to engage in the distribution of the Exchange Notes; or
• are prohibited by law or policy of the SEC from participating in the exchange offer.

However, we have not obtained a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer with respect to the Original Dollar Notes, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                , 2017, unless we decide to extend it. We do not currently intend to extend the expiration date, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Original Notes

Otherwise than in respect of the Original Sterling Notes held in Euroclear Bank SA/NV ("Euroclear") or Clearstream Banking société anonyme ("Clearstream"), to participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your Original Dollar Notes by following the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company ("DTC"), for tendering notes held in book-entry form, as described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

You can tender your Original Sterling Notes by causing a valid instruction in the form specified in the relevant European Clearing System Notice (as defined herein) for submission by Direct Participants (as defined herein) to be received by the exchange agent.

If a holder of Original Notes desires to tender such notes and the holder's Original Notes are not immediately available, or time will not permit the holder's Original Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus.

For more details, please read "The Exchange Offer—Procedures for Tendering Original Sterling Notes," "The Exchange Offer—Procedures for Tendering Original Dollar Notes" and "The Exchange Offer—Book-Entry Transfer."

Special Procedures for Beneficial Owners

If you are a beneficial owner of Original Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Original Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those Original Notes on your behalf. With respect to the Original Dollar Notes, if you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Dollar Notes, either make appropriate arrangements to register ownership of the Original Dollar Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read "The Exchange Offer—Withdrawal of Tenders."
Acceptance of Original Notes and Delivery of Exchange Notes

Subject to customary conditions, we will accept Original Notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The Exchange Notes will be delivered promptly following the expiration date.

Consequences of Failure to Exchange Original Notes

If you do not exchange your Original Notes in the exchange offer, you will no longer be able to require us to register the Original Notes under the Securities Act, except in the limited circumstances provided under the Registration Rights Agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer the Original Notes unless we have registered the Original Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Dissenters' Rights

Holders of Original Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations of the SEC.

Interest on the Exchange Notes and the Original Notes

The Exchange Notes will bear interest from the most recent interest payment date on which interest has been paid on the Original Notes. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the Original Notes.

Broker-Dealers

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Material U.S. Federal Income Tax Consequences

The holder's receipt of Exchange Notes in exchange for Original Notes will not constitute a taxable event for U.S. federal income tax purposes. Please read "Material U.S. Federal Income Tax Considerations."

Exchange Agent	U.S. Bank National Association, the trustee under the indentures governing the notes, is serving as exchange agent in connection with the exchange offer.
Use of Proceeds	The issuance of the Exchange Notes will not provide us with any new proceeds. We are making the exchange offer solely to satisfy certain of our obligations under the Registration Rights Agreements.
Fees and Expenses	We will bear all expenses related to the exchange offer. Please read "The Exchange Offer—Fees and Expenses."

 The Exchange Notes

Issuer	AMC Entertainment Holdings, Inc.
New Sterling Notes Offered

Up to £500,000,000 in aggregate principal amount of 6.375% Senior Subordinated Notes due 2024. The New Sterling Notes and the Original Sterling Notes will be considered to be a single class for all purposes under the indenture governing such notes, including waivers, amendments, redemptions and offers to purchase.

New 5.875% Dollar Notes Offered

Up to $595,000,000 aggregate principal amount of 5.875% Senior Subordinated Notes due 2026. The New 5.875% Dollar Notes and the Original 5.875% Dollar Notes will be considered to be a single class for all purposes under the indenture governing such notes, including waivers, amendments, redemptions and offers to purchase.

New 6.125% Dollar Notes Offered

Up to $475,000,000 aggregate principal amount of 6.125% Senior Subordinated Notes due 2027. The New 6.125% Dollar Notes and the Original 6.125% Dollar Notes will be considered to be a single class for all purposes under the indenture governing such notes, including waivers, amendments, redemptions and offers to purchase.

Maturity Date:
New Sterling Notes	November 15, 2024.
New 5.875% Dollar Notes	November 15, 2026.
New 6.125% Dollar Notes	May 15, 2027.
Interest Rate:
New Sterling Notes	6.375% per annum, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2017.
New 5.875% Dollar Notes	5.875% per annum, payable semi-annually on May 15 and November 15 of each year, commencing November 15, 2017.
New 6.125% Dollar Notes	6.125% per annum, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2017.
Guarantees

The Exchange Notes are fully and unconditionally guaranteed on a joint and several unsecured senior subordinated basis by all of our existing and future domestic restricted subsidiaries that guarantee our Senior Secured Credit Facility (as defined herein). See "Description of Exchange Notes—Subsidiary Guarantees".

Ranking	The Exchange Notes and the related guarantees are our and our guarantors' unsecured senior subordinated obligations and rank:

• junior to all of our and our guarantors' existing and future senior indebtedness including borrowings under our Senior Secured Credit Facility;
• equally in right of payment with all of our and our guarantors' existing and future unsecured subordinated indebtedness including our existing senior subordinated notes;
• senior in right of payment to any of our and our guarantors' future indebtedness that is expressly subordinated in right of payment to the notes;
• effectively junior to our and our guarantors' existing and future secured debt, to the extent of the value of collateral securing such debt; and
• structurally junior to all of the existing and future indebtedness, including trade payables, of our subsidiaries that do not guarantee the notes.

As of March 31, 2017, the Exchange Notes and the guarantees ranked junior to approximately $2.3 billion of our senior indebtedness, consisting of the borrowings under our Senior Secured Credit Facility, the Carmike Notes (as defined herein) assumed in our acquisition of Carmike (the "Carmike Acquisition"), a promissory note payable to NCM and capital and financing lease obligations, and $137.1 million would have been available for borrowing as additional senior debt under our Senior Secured Credit Facility. The foregoing does not include capital and financing lease obligations or any other indebtedness of Nordic.

On a pro forma as adjusted basis after giving effect to our acquisition of Odeon and Carmike (the "Completed Acquisitions"), the sale of 20,330,874 shares of our common stock in an underwritten public offering in February 2017 (the "2017 Equity Offering") and the 2017 private offering and the use of proceeds therefrom, our subsidiaries that are not guarantors would have accounted for approximately $1.9 billion, or 39%, of our total revenues for the year ended December 31, 2016 and accounted for approximately $489.5 million, or 38% of our total revenues for the three months ended March 31, 2017 and approximately $4.5 billion, or 46%, of our total assets and approximately $1.6 billion, or 19%, of our total liabilities as of March 31, 2017. The foregoing does not include capital and financing lease obligations or any other indebtedness of Nordic. None of Nordic or its subsidiaries are guarantors of the notes.

Optional Redemption:
New Sterling Notes

We may redeem some or all of the New Sterling Notes at any time on or after November 15, 2019 at the redemption prices listed under "Description of Exchange Notes—Optional Redemption". In addition, we may redeem up to 35% of the aggregate principal amount of the New Sterling Notes using net proceeds from certain equity offerings completed on or prior to November 15, 2019. We may redeem some or all of the New Sterling Notes at any time prior to November 15, 2019, at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

New 5.875% Dollar Notes

We may redeem some or all of the New 5.875% Dollar Notes at any time on or after November 15, 2021 at the redemption prices listed under "Description of Exchange Notes—Optional Redemption". In addition, we may redeem up to 35% of the aggregate principal amount of the New 5.875% Dollar Notes using net proceeds from certain equity offerings completed on or prior to November 15, 2019. We may redeem some or all of the New 5.875% Dollar Notes at any time prior to November 15, 2021, at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

New 6.125% Dollar Notes

We may redeem some or all of the New 6.125% Dollar Notes at any time on or after May 15, 2022 at the redemption prices listed under "Description of Exchange Notes—Optional Redemption". In addition, we may redeem up to 35% of the aggregate principal amount of the New 6.125% Dollar Notes using net proceeds from certain equity offerings completed on or prior to May 15, 2020. We may redeem some or all of the New 6.125% Dollar Notes at any time prior to May 15, 2022, at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium.

Change of Control

If we experience a change of control (as defined in the indentures governing the Original Notes), we will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Exchange Notes—Change of Control".

Certain Covenants	The indentures contain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness, including additional senior indebtedness;

• pay dividends or make distributions to our stockholders;
• repurchase or redeem capital stock;
• enter into transactions with our affiliates; and
• merge or consolidate with other companies or transfer all or substantially all of our assets.

All of these restrictive covenants are subject to a number of important exceptions and qualifications as described in "Description of Exchange Notes—Certain Covenants". In particular, there are no restrictions on our ability or the ability of our subsidiaries to make advances to, or invest in, other entities (including unaffiliated entities or unrestricted subsidiaries) or to sell assets. See "Risk Factors—Risks related to our Notes and This Offering—Our Senior Secured Credit Facility and the indentures governing our existing debt securities, including the Original Notes, contain covenants that may limit our ability to take advantage of certain business opportunities advantageous to us".

No Public Market

The Exchange Notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the Exchange Notes will develop or be maintained, or as to the liquidity of any market.

Risk Factors	You should carefully consider the information in the section entitled "Risk Factors" before participating in the exchange offer.

RISK FACTORS

        Before tendering Original Notes in the exchange offer, you should carefully consider the risks described below, as well as those contained in the 2016 Form 10-K, as well as other risks and uncertainties described in the other documents incorporated by reference in this prospectus. The risks described below and in documents incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business or results of operations in the future. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment in the notes.

Risks Related to our Notes and This Offering

You may have difficulty selling the Original Notes that you do not exchange.

        If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the Registration Rights Agreements, we do not intend to register the Original Notes under the Securities Act. The tender of Original Notes under the exchange offer will reduce the principal amount of the currently outstanding Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding Original Notes that you continue to hold following completion of the exchange offer.

There is no established trading market for the Exchange Notes, and you may not be able to sell them quickly or at the price that you paid.

        The Exchange Notes are new issues of securities and will be freely transferrable, but there are currently no established trading markets for the Exchange Notes. The initial purchasers of the Original Notes are not obligated to make a market in the Exchange Notes, and may discontinue market-making activities at any time without notice. Furthermore, such market-making activity will be subject to limits imposed by the Securities Act and the Exchange Act.

        We also cannot assure you that you will be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the Exchange Notes or, in the case of any holders of the notes that do not exchange them, the trading market for the Original Notes following the exchange offer. Future trading prices of the Exchange Notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  our credit ratings;

  •
  our ability to complete the offer to exchange the Original Notes for the Exchange Notes;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Original Notes and Exchange Notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Original Notes into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable, as depositary, including an agent's message or Exchange Instructions (as defined herein). We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer certain registration and other rights under the registration rights agreements will terminate. See "The Exchange Offer—Procedures for Tendering Original Sterling Notes," "The Exchange Offer—Procedures for Tendering Original Dollar Notes" and "The Exchange Offer—Consequences of Failure to Exchange."

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction

Our substantial debt could adversely affect our operations and your investment in the notes.

        We have a significant amount of debt. As of March 31, 2017, we had outstanding approximately $4,896.3 million carrying amount of indebtedness, of which approximately $776.2 million carrying amount ($788.4 million principal amount) consisted of the notes, and the balance consisted of $1,345.2 million carrying amount under our Senior Secured Credit Facility ($1,369.6 million aggregate principal amount), $1,828.0 million carrying amount of our existing subordinated notes ($1,883.4 million aggregate principal amount), $241.6 million carrying of the Carmike Notes ($230.0 million aggregate principal amount), a $4.2 million promissory note, $701.1 million of existing capital and financing lease obligations and not including up to $137.1 million available for borrowing under our Senior Secured Revolving Credit Facility. As of December 31, 2016, we also had approximately $6.2 billion of undiscounted rental payments under operating leases (with initial base terms generally between 15 to 20 years). The amount of our indebtedness and lease and other financial obligations could have important consequences to you as a holder of the notes. For example, it could:

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to obtain additional financing in the future for working capital, capital expenditures, dividend payments, acquisitions, general corporate purposes or other purposes;

  •
  require us to dedicate a substantial portion of our cash flow from operations to the payment of lease rentals and principal and interest on our indebtedness, thereby reducing the funds available to us for operations and any future business opportunities;

  •
  limit our planning flexibility for, or ability to react to, changes in our business and the industry; and

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  place us at a competitive disadvantage with competitors who may have less indebtedness and other obligations or greater access to financing.

        If we fail to make any required payment under our Senior Secured Credit Facility or the indentures governing our notes or to comply with any of the financial and operating covenants contained therein, we would be in default. Lenders under our Senior Secured Credit Facility or holders of our notes, as applicable, could then decide to accelerate the maturity of the indebtedness under the Senior Secured Credit Facility or the indentures and in the case of the Senior Secured Credit Facility, foreclose upon the stock and personal property of our subsidiaries that is pledged to secure the Senior Secured Credit Facility. Other creditors might then accelerate other indebtedness. If the lenders under the Senior Secured Credit Facility or holders of our notes accelerate the maturity of the indebtedness thereunder, we might not have sufficient assets to satisfy our obligations under the Senior Secured Credit Facility, the indentures, or our other indebtedness. Our indebtedness under our Senior Secured Credit Facility bears interest at rates that fluctuate with changes in certain prevailing interest rates (although, subject to certain conditions, such rates may be fixed for certain periods). If interest rates increase, we may be unable to meet our debt service obligations under our Senior Secured Credit Facility and other indebtedness, including the notes.

The agreements governing our indebtedness contain covenants that may limit our ability to take advantage of certain business opportunities advantageous to us.

        The agreements governing our indebtedness contain various covenants that limit our ability to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay dividends or make other distributions to our stockholders;

  •
  make restricted payments;

  •
  incur liens;

  •
  engage in transactions with affiliates; and

  •
  enter into business combinations.

        These restrictions could limit our ability to obtain future financing, make acquisitions, fund needed capital expenditures, withstand economic downturns in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise.

        At the same time, the covenants in the instruments governing our indebtedness may not provide investors with protections against transactions they may deem undesirable. Although the indentures governing our notes contain a fixed charge coverage test that limits our ability to incur indebtedness, this limitation is subject to a number of significant exceptions and qualifications. Moreover, the indentures do not impose any limitation on our incurrence of lease obligations or liabilities that are not considered "Indebtedness" under the indentures (such as operating leases), nor do they impose any limitation on the amount of liabilities incurred by subsidiaries, if any, that might be designated as "unrestricted subsidiaries," which are subsidiaries that we designate, that are not subject to the restrictive covenants contained in the indentures governing our notes.

        Furthermore, there are no restrictions in the indentures on our ability to invest in other entities (including unaffiliated entities) and no restrictions on the ability of our subsidiaries to enter into agreements restricting their ability to pay dividends or otherwise transfer funds to us. Also, although the indentures limit our ability to make dividends and other restricted payments, these restrictions are subject to significant exceptions and qualifications.

If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing debt or future debt at terms unfavorable to us.

        Our ability to make payments on and refinance our debt, including the notes, and other financial obligations and to fund our capital expenditures and acquisitions will depend on our ability to generate substantial operating cash flow. This will depend on our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors beyond our control.

        In addition, our debt obligations require us to repay or refinance our obligations when they come due. If our cash flows were to prove inadequate to meet our debt service, rental and other obligations in the future, we may be required to refinance all or a portion of our existing or future debt, on or before maturity, to sell assets or to obtain additional financing. We cannot assure you that we will be able to refinance any of our indebtedness, including our Senior Secured Credit Facility and our notes, sell any such assets, or obtain additional financing on commercially reasonable terms or at all.

        The terms of the agreements governing our indebtedness restrict, but do not prohibit us from incurring additional indebtedness. If we are in compliance with the financial covenants set forth in the Senior Secured Credit Facility and our other outstanding debt instruments, we may be able to incur substantial additional indebtedness. If we incur additional indebtedness, the related risks that we face may intensify.

Your right to receive payments on these notes is junior to our Senior Secured Credit Facility, the Carmike Notes, and possibly all of our future borrowings, including any senior indebtedness. Further, the guarantees of these notes are junior to all our guarantors' existing senior indebtedness and possibly to all of our guarantors' future borrowings.

        The notes and the guarantees rank behind our Senior Secured Credit Facility, the Carmike Notes, all of the guarantors' existing senior indebtedness and possibly all of our and the guarantors' future borrowings (other than trade payables), including any senior indebtedness, except any indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, the holders of our senior indebtedness and that of our guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the guarantees. In addition, the notes and the guarantees will also be effectively subordinated to any debt that is secured to the extent of the value of the property securing such debt.

        In addition, all payment on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked in the event of certain non-payment defaults on senior debt.

        In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' senior subordinated indebtedness in assets remaining after we and the guarantors have paid all of our senior debt. However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of our senior debt.

        As of March 31, 2017, the notes and the guarantees were subordinated to $2.3 billion of senior debt, and up to $137.1 million was available for borrowing as additional senior debt under our Senior Secured Credit Facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Our subsidiaries will only be required to guarantee the notes if they guarantee our other indebtedness, including our Senior Secured Credit Facility, and in certain circumstances, their guarantees will be subject to automatic release.

        Our existing and future subsidiaries will only be required to guarantee the notes if they guarantee other indebtedness of ours or any of the subsidiary guarantors, including our Senior Secured Credit Facility. If a subsidiary guarantor is released from its guarantee of such other indebtedness for any reason whatsoever, or if such other guaranteed indebtedness is repaid in full or refinanced with other indebtedness that is not guaranteed by such subsidiary guarantor, then such subsidiary guarantor also will be released from its guarantee of the notes.

The notes are effectively subordinated to the existing and future liabilities of our non-guarantor subsidiaries.

        The notes are unsecured senior subordinated obligations of the Company and the guarantors and will rank behind in right of payment to the Company's and the guarantors' other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since virtually all of our operations are conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends, payments of interest on intercompany indebtedness, or other transfers.

        Creditors of our non-guarantor subsidiaries would be entitled to a claim on the assets of our non-guarantor subsidiaries prior to any claims by us. None of Carmike, Odeon nor Nordic are guarantors of the notes. Consequently, in the event of a liquidation or reorganization of any non-guarantor subsidiary, creditors of the non-guarantor subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such non-guarantor subsidiary. Any of our claims as the creditor of our non-guarantor subsidiary would be subordinate to any security interest in the assets of such non-guarantor subsidiary and any indebtedness of our non-guarantor subsidiary senior to that held by us.

        On a pro forma as adjusted basis after giving effect to the Completed Acquisitions, the 2017 Equity Offering and the 2017 private offering and the use of proceeds therefrom, our subsidiaries that are not guarantors would have accounted for approximately $1.9 billion, or 39%, of our total revenues for the twelve months ended December 31, 2016 and accounted for approximately $489.5 million, or 38%, of our total revenues for the three months ended March 31, 2017 and approximately $4.5 billion, or 46%, of our total assets and approximately $1.6 billion, or 19%, of our total liabilities as of March 31, 2017. The foregoing does not include capital and financing lease obligations or any other indebtedness of Nordic. None of Nordic or its subsidiaries are guarantors of the notes.

We must offer to repurchase the notes upon a change of control, which could also result in an event of default under our Senior Secured Credit Facility.

        The indentures governing the notes requires that, upon the occurrence of a "change of control", as such term is defined in each indenture, we must make an offer to repurchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

        Certain events involving a change of control will result in an event of default under our Senior Secured Credit Facility and may result in an event of default under other indebtedness that we may incur in the future and would trigger a "change of control" under our existing notes. An event of default under our Senior Secured Credit Facility or other indebtedness could result in an acceleration of such indebtedness. See "Description of Exchange Notes—Change of Control." We cannot assure you that we would have sufficient resources to repurchase any of the notes or pay our obligations if the indebtedness under our Senior Secured Credit Facility or other indebtedness were accelerated upon the occurrence of a change of control. The acceleration of indebtedness and our inability to repurchase all the tendered notes would constitute events of default under the indenture governing the notes. No assurance can be given that the terms of any future indebtedness will not contain cross default provisions based upon a change of control or other defaults under such debt instruments.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debt of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

  •
  intended to hinder, delay or defraud creditors.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the then fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debt, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debt beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

The results of the United Kingdom's referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, which could reduce the price of the notes.

        In June 2016, a majority of voters in the United Kingdom elected to withdraw from the European Union in a national referendum. The referendum was advisory, and the terms of the withdrawal are subject to a negotiation period that could last at least two years and which commenced on March 29, 2017 after the government of the United Kingdom formally initiated the withdrawal process. Nevertheless, the referendum and the formal commencement of the withdrawal process have created significant uncertainty about the future relationship between the United Kingdom and the European Union and has given rise to calls for the governments of other European Union member states to consider withdrawal from the European Union.

        These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility. Lack of clarity about future United Kingdom laws and regulations as the United Kingdom determines which European Union laws to replace or replicate in the event of a withdrawal, including financial laws and regulations, tax and free trade agreements, intellectual property rights, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, could decrease foreign direct investment in the United Kingdom, increase costs, depress economic activity, restrict the Company's access to capital and make regulatory compliance and the distribution, sourcing, and sales and marketing of the Company's products more difficult or costly. These factors could also negatively impact our business in the United Kingdom, the currency rates into which our results of operations are reported and the prices of our Sterling denominated notes. If the United Kingdom and the European Union are unable to negotiate acceptable withdrawal terms or if other European Union member states pursue withdrawal, barrier-free access between the United Kingdom and other European Union member states or among the European economic area overall could be diminished or eliminated. Any of these factors could have a material adverse effect on the Company's business, prospects, results of operations, financial condition and/or cash flows and negatively affect the price of the notes.

Holders of the Sterling denominated notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the sterling.

        Payments of principal and interest, if any, in respect of the sterling denominated notes are payable by us in sterling. An investment in the notes which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the home currency), entails significant risks not associated with a similar investment in a security denominated in the home currency.

        These include the possibility of:

  •
  significant changes in rates of exchange between the home currency and sterling;

  •
  the imposition or modification of foreign exchange controls with respect to sterling; and

  •
  tax consequences for you as a result of any foreign exchange gains or losses resulting from an investment in the Sterling Notes.

        We have no control over a number of factors affecting these types of notes, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including sterling, have been highly volatile and this volatility may continue in the future.

        Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the sterling denominated notes. Depreciation of the sterling against the home currency could result in a decrease in the effective yield of the sterling denominated notes below the coupon rate, and in certain circumstances, could result in a loss to you on a home currency basis.

        The United Kingdom may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of sterling at the time of payment of principal of, interest on, or any redemption payment with respect to, the sterling denominated notes.

        The sterling denominated notes will be governed by, and construed in accordance with, the laws of the State of New York. U.S. federal or state courts rendering a judgment on the sterling denominated notes may be unable to enter judgment in any currency except in U.S. dollars. Accordingly, in a lawsuit for payment on the sterling denominated notes, investors may bear currency exchange risk, which could be material. This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the sterling denominated notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the historical periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes with applicable adjustments. Fixed charges consist of capitalized interest credit, interest factor in rent expense and other interest and fixed charges.

Years Ended

From Inception August 31, 2012 through December 31, 2012

	Three Months Ended March 31, 2017						January 1, 2012 through August 30, 2012
		December 31, 2016	December 31, 2015	December 31, 2014	December 31, 2013
	(Successor)	(Successor)	(Successor)	(Successor)	(Successor)	(Successor)	(Predecessor)
Ratio of Earnings to Fixed Charges(1)	1.2x	1.5x	1.6x	1.4x	1.3x	—	1.5x

(1)
Earnings were insufficient to cover fixed charges by $25,776,000 for the period from inception August 31, 2012 through December 31, 2012 (Successor 2012).

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We have entered into the Registration Rights Agreements with the initial purchasers of the Original Notes, in which we agreed to file a registration statement relating to an offer to exchange the Original Notes for Exchange Notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to file the registration statement with the SEC and to cause it to become effective under the Securities Act. The Exchange Notes of each series will have terms substantially identical to the applicable series of Original Notes except that the Exchange Notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer by the dates set forth in the Registration Rights Agreements.

        Following the completion of the exchange offer, holders of Original Notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and, subject to certain exceptions, the Original Notes will continue to be subject to certain restrictions on transfer.

        Subject to certain conditions, including the representations set forth below, the Exchange Notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act. In order to participate in the exchange offer, a holder must represent to us in writing, or be deemed to represent to us in writing, among other things, that:

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  the holder is not an "affiliate" of ours, as defined in Rule 405 of the Securities Act;

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  the holder is not engaged and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;

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  the holder is acquiring the Exchange Notes in its ordinary course of business;

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  if such holder is a broker-dealer, such holder has acquired the Exchange Notes for its own account in exchange for the Original Notes that were acquired as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us or any of its affiliates) and that it will meet the requirements of the Securities Act in connection with any resales of the Exchange Notes (including delivery of a prospectus); and

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  the holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing bullet points.

        Under certain circumstances specified in the Registration Rights Agreements, we may be required to file a "shelf" registration statement covering resales of the Original Notes pursuant to Rule 415 under the Securities Act.

        Based on an interpretation by the SEC's staff set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

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  is an "affiliate," within the meaning of Rule 405 under the Securities Act, of ours;

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  is a broker-dealer that purchased Original Notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

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  acquired the Exchange Notes other than in the ordinary course of the holder's business;

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  has an arrangement with any person to engage in the distribution of the Exchange Notes; or

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  is prohibited by any law or policy of the SEC from participating in the exchange offer.

        Any such holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the SEC's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." Broker-dealers who acquired Original Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Exchange Notes.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and with respect to the Original Dollar Notes in the letter of transmittal, we will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                        , 2017, or such date and time to which we extend the exchange offer. We will issue $1,000 in principal amount of New 5.875% Dollar Notes in exchange for each $1,000 principal amount of Original 5.875% Dollar Notes accepted in the exchange offer. We will issue $1,000 in principal amount of New 6.125% Dollar Notes in exchange for each $1,000 principal amount of Original 6.125% Dollar Notes accepted in the exchange offer.We will issue £1,000 in principal amount of New Sterling Notes in exchange for each £1,000 principal amount of Original Sterling Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer. Original Sterling Notes may be tendered only in a denomination equal to £100,000 and any integral multiples of £1,000 in excess thereof. Original Dollar Notes may be tendered only in a denomination equal to $2,000 and any integral multiples of $1,000 in excess thereof.

        The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the terms of, and entitled to the benefits of, the applicable indenture relating to the Original Notes.

        As of the date of this prospectus, (i) £500.0 million in aggregate principal amount of Original Sterling Notes, (ii) $595.0 million in aggregate principal amount of Original 5.875% Dollar Notes and (iii) $475.0 million in aggregate principal amount of Original 6.125% Dollar Notes are outstanding. This prospectus, together with the letter of transmittal (in the case of Original Dollar Notes), is being sent to the registered holders of the Original Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

        We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice thereof to U.S. Bank National Association, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "—Conditions to the Exchange Offer," any such unaccepted Original Notes will be returned, without expense, to the tendering holder of those Original Notes promptly after the expiration date unless the exchange offer is extended.

        Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal with respect to the Original Dollar Notes, transfer taxes with respect to the exchange of Original Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m., New York City time, on                        , 2017, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date. Any such announcement will include the approximate number of securities deposited as of the date of the extension. We reserve the right, in our sole discretion:

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  to delay accepting any Original Notes, to extend the exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the exchange agent; or

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  to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the Original Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of Original Notes of that amendment, and it will extend the offer period, if necessary, so that at least five business days remain in the offer following notice of the material change.

Procedures for Tendering Original Sterling Notes

        As used in this prospectus the following terms have the following meanings:

        "Direct Participant" means each person who is shown in the records of the European Clearing Systems as a holder of the Original Sterling Notes.

        "European Clearing Systems" means Clearstream and Euroclear.

        "European Clearing System Notice" means the "Deadlines and Corporate Events" or similar form of notice to be sent to Direct Participants by each of the European Clearing Systems in connection with the exchange offer relating to the Original Sterling Notes informing Direct Participants of the procedures to be followed in order to participate in the exchange offer relating to Original Sterling Notes.

        To tender Original Sterling Notes held through Euroclear or Clearstream, a holder who is not a Direct Participant in Euroclear or Clearstream must arrange for a Direct Participant to deliver its electronic tender and block instruction in the form specified in the relevant European Clearing System Notice to the exchange agent via the European Clearing Systems and in accordance with the requirements of the European Clearing Systems by the relevant deadlines ("Exchange Instructions") in accordance with the procedures set out in this section.

        Only a Direct Participant in a European Clearing System can properly instruct that European Clearing System with regard to submitting Exchange Instructions. In so instructing, the Direct Participant, and the tendering holder(s) on whose behalf it is acting, will be deemed to have read and agreed to be bound by the terms and conditions of the exchange offer contained in this prospectus.

        If a holder holds its Original Sterling Notes through a custodian or other intermediary, such holder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other intermediary to instruct its custodian or intermediary to submit an Exchange Instruction on its behalf. In the event that the relevant custodian or intermediary is unable to submit an Exchange Instruction on its behalf by one of the methods described herein, the holder should contact the exchange agent for assistance in submitting its Exchange Instruction. There can be no assurance that the exchange agent will be able to assist any such holders in successfully submitting an Exchange Instruction. Holders are advised to check with any bank, securities broker or other intermediary through which they hold Original Sterling Notes when such intermediary would need to receive instructions from a holder in order for that holder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the exchange offer by the deadlines specified in this prospectus. The deadlines set by any such intermediary and each European Clearing System for the submission and withdrawal of Exchange Instructions will be earlier than the relevant deadlines specified in this prospectus.

        The tendering of Original Sterling Notes in the exchange offer will be deemed to have occurred upon receipt by the exchange agent from the relevant European Clearing System of a valid Exchange Instruction submitted in accordance with the requirements of such European Clearing System. The receipt of such Exchange Instruction by the relevant European Clearing System will be acknowledged in accordance with the standard practices of such European Clearing System and will result in the blocking of the relevant Original Sterling Notes in the holder's account with the relevant European Clearing System so that no transfers may be effected in relation to such Original Sterling Notes.

        Once valid Exchange Instructions are submitted to the relevant European Clearing System, no transfers may be effected in relation to such tendered Original Sterling Notes at any time after the date of submission of such Exchange Instruction unless such Exchange Instruction is validly revoked. Each Direct Participant will be deemed to consent to have the relevant European Clearing System provide details concerning such Direct Participant's identity to the exchange agent (and for the exchange agent to provide such details to us and to the dealer managers and to their respective legal advisers).

        Only Direct Participants may submit Exchange Instructions. Each holder that is not a Direct Participant must arrange for the Direct Participant through which such holder holds its Original Sterling Notes to submit a valid Exchange Instruction on its behalf to the relevant European Clearing System before the deadlines specified by the relevant European Clearing System.

Procedures for Tendering Original Dollar Notes

        Except as set forth below, a holder of Original Dollar Notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

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  transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank National Association, which will act as the exchange agent, at the address set forth below under the heading "—Exchange Agent"; or

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  comply with DTC's Automated Tender Offer Program, or ATOP, procedures described below.

        In addition, either:

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  the exchange agent must receive the certificates for the Original Dollar Notes and the letter of transmittal;

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  the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the Original Dollar Notes being tendered, along with the letter of transmittal or an agent's message; or

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  the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, or "book-entry confirmation," which states that DTC has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

        The method of delivery of the Original Dollar Notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Dollar Notes should be sent directly to us.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the Original Dollar Notes surrendered for exchange are tendered:

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  by a registered holder of the Original Dollar Notes; or

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  for the account of an eligible institution.

        An "eligible institution" is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        If Original Dollar Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Dollar Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form to the exchange agent and as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        The participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book- entry transfer will be deemed to include an agent's message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of New Dollar Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must:

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  be transmitted to and received by the exchange agent at the address set forth below under "—The Exchange Agent" on or prior to the expiration date; or

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  comply with the guaranteed delivery procedures described below.

        DTC's ATOP program is the only method of processing the exchange offer through DTC. To tender Original Dollar Notes through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent's message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent's message. Any instruction through ATOP, such as an agent's message, is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

        In order for your tender through ATOP to be valid, an agent's message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Representations on Tendering Original Notes

        By surrendering Original Notes in the exchange offer, you will be representing that, among other things:

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  you are acquiring the Exchange Notes issued in the exchange offer in the ordinary course of your business;

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  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes within the meaning of the Securities Act;

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  you are not an "affiliate" of ours, as defined in Rule 405 under the Securities Act;

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  you have full power and authority to tender, exchange, assign and transfer the Original Notes tendered;

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  we will acquire good, marketable and unencumbered title to the Original Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the Original Notes are accepted by us;

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  you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the New Notes, you must comply with all applicable registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes, and you cannot rely on the position of the SEC's staff in their no-action letters issued for persons who are not broker-dealers; and

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  you are not acting on behalf of someone who cannot truthfully and completely make such representation;

Determination of Validity

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

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  reject any and all tenders of any outstanding note improperly tendered;

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  refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful; and

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  waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note based on the specific facts or circumstances presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the exchange offer.

        Notwithstanding the foregoing, we do not expect to treat any holder of Original Notes differently from other holders to the extent they present the same facts or circumstances.

        Our interpretation of the terms and conditions of the exchange offer as to any particular Original Notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Original Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities.

        Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of us incur any liability for failure to give such notification.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Original Notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons' authority to so act unless we waive this requirement.

Representations on Tendering Original Notes

        By tendering, each holder will represent to us that the person acquiring Exchange Notes in the exchange offer, whether or not that person is the holder, is obtaining them in the ordinary course of its business, and at the time of the commencement of the exchange offer neither the holder nor, to the knowledge of such holder, that other person receiving Exchange Notes from such holder has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer in violation of the provisions of the Securities Act. If any holder or any other person receiving Exchange Notes from such holder is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act to be acquired in the exchange offer, the holder or any other person:

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  may not rely on applicable interpretations of the staff of the SEC; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that acquired its Original Notes as a result of market-making activities or other trading activities, and thereafter receives Exchange Notes issued for its own account in the exchange offer, must acknowledge that it will comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such Exchange Notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all Original Notes of each series properly tendered and will issue Exchange Notes in the applicable series registered under the Securities Act in exchange for the tendered Original Notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the Registration Rights Agreements. See "—Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date on which interest has been paid or, if no interest has been paid, from the issue date of the Original Notes. Holders of Exchange Notes will not receive any payment in respect of accrued interest on Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Under the Registration Rights Agreements, we may be required to make payments of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue Exchange Notes for Original Notes that are accepted for exchange only after the exchange agent timely receives:

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  certificates for such Original Notes or a timely book-entry confirmation of such Original Notes into the exchange agent's account at DTC, Euroclear or Clearstream, as applicable;

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  a properly completed and duly executed letter of transmittal, agent's message or Exchange Instructions; and

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  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of Original Dollar Notes tendered by book-entry transfer into the exchange agent's account at DTC, the nonexchanged notes will be credited to an account maintained with DTC.

        We will return the Original Notes or have them credited to DTC, Euroclear or Clearstream, as applicable, promptly after the expiration or termination of the exchange offer.

Guaranteed Delivery Procedures for Original Dollar Notes

        If a holder of Original Dollar Notes desires to tender such notes and the holder's Original Dollar Notes are not immediately available, or time will not permit the holder's Original Dollar Notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

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  the holder tenders the Original Dollar Notes through an eligible institution;

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  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery, setting forth the name and address of the holder of the Original Dollar Notes tendered, the names in which such Original Dollar Notes are registered, if applicable, the certificate number or numbers of such Original Dollar Notes and the amount of the Original Dollar Notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered Original Dollar Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

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  the exchange agent receives the certificates for all physically tendered Original Dollar Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal of Tenders

        You may withdraw tenders of your Original Notes at any time prior to the expiration of the exchange offer.

        With respect to the Original Dollar Notes, for a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under "—Exchange Agent." Any such notice of withdrawal must:

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  specify the name of the person that has tendered the Original Dollar Notes to be withdrawn; identify the Original Dollar Notes to be withdrawn, including the principal amount of such Original Dollar Notes; and

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  where certificates for Original Dollar Notes are transmitted, specify the name in which Original Dollar Notes are registered, if different from that of the withdrawing holder.

        If Original Dollar Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility.

        With respect to the Original Sterling Notes, for a withdrawal to be effective, you must instruct the Direct Participant to submit a valid electronic withdrawal instruction to the relevant European Clearing System which must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. Original Notes received by the exchange agent that are withdrawn will be returned by the exchange agent to the participant who delivered such Original Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant. The Original Notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we may (a) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (b) extend the exchange offer and retain all Original Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those Original Notes, or (c) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn, if we determine, in our reasonable judgment, that (i) the exchange offer violates applicable laws or, any applicable interpretation of the staff of the SEC; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Effect of Not Tendering

        Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

        Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the prospectus relating to the Original Notes. After completion of the exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those Original Notes except in limited circumstances with respect to specific types of holders of Original Notes and we do not intend to register the Original Notes under the Securities Act. In general, Original Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Registered & Certified Mail U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107	Regular Mail or Courier: U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107	In Person by Hand Only: U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue 1st Floor—Bond Drop Window St. Paul, MN 55107	For Information or Confirmation by Telephone: 1 (800) 934-6802

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and will include fees and expenses of the exchange agent, legal, printing and related fees and expenses. Notwithstanding the foregoing, holders of the Original Notes shall pay all agency fees and commissions and underwriting discounts and commissions, if any, attributable to the sale of such Original Notes or Exchange Notes.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as the terms of the Exchange Notes are substantially identical to those of the Original Notes. The expenses of the exchange offer will be amortized over the terms of the Exchange Notes.

Transfer Taxes

        Holders who tender their Original Notes in exchange for Exchange Notes will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to issue Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder. Notwithstanding the foregoing, holders of Original Notes shall pay transfer taxes, if any, attributable to the sale of such Original Notes or of any Exchange Notes received in connection with this exchange offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Original Notes to the Company or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the applicable holder.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreements. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer. In exchange for the Exchange Notes, we will receive Original Notes in like principal amount. We will retire or cancel all of the Original Notes tendered in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

DESCRIPTION OF EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under "—Certain Definitions." In this description, the words "we", "us", "our", the issuer", and the "Company" refer only to AMC Entertainment Holdings, Inc. and not to any of its subsidiaries.

        The Company issued (i) $595.0 million in aggregate principal amount of 5.875% Senior Subordinated Notes due 2026 (the "Original 5.875% Dollar Notes") under an indenture dated November 8, 2016 (as amended and restated from time to time, the "2016 Notes Indenture") between itself, the guarantors party thereto and U.S. Bank National Association, as trustee (the "Trustee"); (ii) $475.0 million in aggregate principal amount of 6.125% Senior Subordinated Notes due 2027 (the "Original 6.125% Dollar Notes") under an indenture dated March 17, 2017 (as amended and restated from time to time, the "2017 Notes Indenture" and, together with the 2016 Notes Indenture, the "Indentures" and each an "Indenture"), between itself, the guarantors party thereto and the Trustee (the "Trustee"); and (iii) £500.0 million in aggregate principal amount of 6.375% Senior Subordinated Notes due 2024 (the "Original Sterling Notes" and together with the Original 5.875% Dollar Notes and Original 6.125% Dollar Notes, the "Original Notes") under the 2016 Notes Indenture. References below to "the Indenture" are to the 2016 Notes Indenture or the 2017 Notes Indenture, as applicable. The Original Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. In this section, we refer to the New 5.875% Dollar Notes together with the Original 5.875% Dollar Notes as the "5.875% Dollar Notes, "the New 6.125% Dollar Notes together with the Original 6.125% Dollar Notes as the "6.125% Dollar Notes" and the Original Sterling Notes together with the New Sterling Notes as the "Sterling Notes." The notes include the terms stated in each Indenture and those made part of each Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

        The following description is only a summary of the material provisions of each Indenture and the Registration Rights Agreements and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read each Indenture and the Registration Rights Agreements because those agreements, not this description, define your rights as holders of the notes. You may request copies of each Indenture and the Registration Rights Agreements at our address set forth under the heading "Incorporation by Reference."

Exchange Notes versus Original Notes

        The terms of the Exchange Notes of each series are substantially identical to the applicable series of Original Notes except that the Exchange Notes will be registered under the Securities Act and will be free of any covenants regarding exchange registration rights.

Brief Description of the Notes and the Guarantees

        The notes:

  •
  are general unsecured senior subordinated obligations of the Company;

  •
  are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by each of the Guarantors;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Indebtedness under any Credit Facilities; and

  •
  are pari passu in right of payment with any future Senior Subordinated Indebtedness of the Company, including the Existing Notes.

        The Guarantees:

  •
  are general unsecured senior subordinated obligations of each Guarantor;

  •
  are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and

  •
  are pari passu in right of payment with any future Senior Subordinated Indebtedness of each Guarantor.

Principal, Maturity and Interest

        The 6.125% Dollar Notes mature on May 15, 2027. The 5.875% Dollar Notes and the Sterling Notes mature on November 15, 2024. We will issue up to £500,000,000 of New Sterling Notes, $595,000,000 of New 5.875% Dollar Notes and $475,000,000 of New 6.125% Dollar Notes (collectively, the "Offered Notes"). Subject to compliance with the limitations described under "—Certain Covenants—Limitation on Consolidated Indebtedness," we can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series. Any additional notes that we issue in the future will be substantially identical to the Offered Notes that we are issuing now, except that notes issued in the future will have different issuance prices, issuance dates and CUSIP numbers unless such additional notes are fungible with the existing notes for U.S. federal income tax purposes. The U.S. dollar denominated notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Sterling denominated notes will be issued in minimum denominations of £100,000 and in integral multiples of £1,000 in excess thereof.

        Interest on the New 5.875% Dollar Notes accrues at a rate of 5.875% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2017. We will pay interest to those persons who were holders of record at the close of business on the May 1 or November 1 next preceding the interest payment date.

        Interest on the New 6.125% Dollar Notes accrues at a rate of 6.125% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2017. We will pay interest to those persons who were holders of record at the close of business on the May 1 or November 1 next preceding the interest payment date.

        Interest on the New Sterling Notes accrues at a rate of 6.375% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2017. We will pay interest to those persons who were holders of record at the close of business on the May 1 or November 1 next preceding the interest payment date.

        Interest on the Exchange Notes accrues from the date from which the corresponding Oridingal Note accrue interes, or, if interest has already been paid on the Exchange Notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

        The Company maintains one or more paying agents for the notes in (i) the City of London (the "Sterling Notes Paying Agent") and (ii) the City of New York (the "Dollar Notes Paying Agent" and, together with the Sterling Notes Paying Agent, the "Paying Agents"). The Company also undertakes, to the extent possible, to use reasonable efforts to maintain a paying agent in a member of state of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003//48/EC regarding the taxation of savings income (the "Directive"). The initial Sterling Notes Paying Agent for the Sterling Notes will be Elavon Financial Services DAC, UK Branch in

London and the initial Dollar Paying Agent for the Dollar Notes will be U.S. Bank National Association, in New York.

        The Company also maintains one or more registrars (each, a "Registrar") with offices in Ireland, for so long as the notes are held in registered form. The Company also maintains a transfer agent in Ireland. The initial Registrar and transfer agent for the Sterling Notes is Elavon Financial Services DAC in London. The initial Registrar and transfer agent for the Dollar Notes will be U.S. Bank National Association in New York. The Registrars and the transfer agents will maintain a register reflecting ownership of notes in the form of definitive registered notes (the "Definitive Registered Notes") outstanding from time to time, if any, and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Company. Each transfer agent shall perform the functions of a transfer agent.

        The Company may change any Paying Agent, Registrar or transfer agent for the notes without prior notice to the holders of the notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the notes. For so long as the notes are listed on the Official List of the Exchange, the Company will notify the Official List of the Exchange of any change of Paying Agent, Registrar or transfer agent.

Subordination

        The payment of all Obligations in respect of the notes and the Subsidiary Guarantees will be subordinated, as set forth in each Indenture, in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company and the Guarantors, as applicable.

        In the event of any:

  •
  insolvency of or bankruptcy case or proceeding relating to the Company or any Guarantor;

  •
  any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, any Guarantor or to their respective assets;

  •
  any liquidation, dissolution or other winding-up of the Company or any Guarantor, whether voluntary or involuntary; or

  •
  any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or any Guarantor;

the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, will first be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness, or provision shall be made for such payment in full in cash or Cash Equivalents to the satisfaction of the holders of Senior Indebtedness, before the holders of notes will be entitled to receive any payment or distribution of any kind or character from any source (other than any payment or distribution in the form of Permitted Junior Securities) on account of all Obligations in respect of the notes or on account of the purchase, deposit for defeasance or redemption or other acquisition of notes.

        As of March 31, 2017, we had outstanding:

  •
  $2,292.0 million of Senior Indebtedness, which consisted of $1,345.2 million under the Credit Agreement, $241.6 million under the Carmike Notes, a $4.2 million promissory note payable to NCM and $701.1 million of existing capital and financing lease obligations (and not including up to $137.1 million available for borrowing as additional Senior Indebtedness under our Credit Agreement as of March 31, 2017; and

  •
  $2,604.2 million of Senior Subordinated Indebtedness, of which $776.2 million consisted of the Original Notes and $1,828.0 million of our existing notes.

        The notes are unsecured obligations of the Company and the Subsidiary Guarantees are unsecured obligations of the Guarantors. Secured Indebtedness of the Company and the Guarantors will be effectively senior to the notes and the Subsidiary Guarantees, respectively, to the extent of the value of the assets securing such Indebtedness. As of March 31, 2017 the Company had $2,292.0 million of Secured Indebtedness, consisting of borrowings under the Credit Agreement, the Carmike Notes, a promissory note payable to NCM and capital and financing lease obligations.

        No payment (other than any payments made pursuant to the provisions described under "—Defeasance and Covenant Defeasance of each Indenture" from monies or Government Securities previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Permitted Junior Securities), may be made by the Company on account of any Obligation in respect of the notes or on account of the purchase, redemption, deposit for defeasance or other acquisition of notes upon the occurrence of any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest in respect of any Senior Indebtedness beyond any applicable grace periods (a "Payment Default") until such Payment Default shall have been cured or waived or have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents.

        No payment (other than any payments made pursuant to the provisions described under "—Defeasance and Covenant Defeasance of each Indenture" from monies or Government Securities previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Permitted Junior Securities), may be made by the Company on account of any Obligation in respect of the notes or on account of the purchase, redemption, deposit for defeasance or other acquisition of notes for the period specified below ("Payment Blockage Period") upon the occurrence of any default with respect to any Designated Senior Indebtedness not covered by the immediately preceding paragraph pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and receipt by the Trustee of written notice thereof from the representatives of the holders of any Designated Senior Indebtedness.

        The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from such representative and shall end on the earliest of:

          (1)   179 days thereafter (provided any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated, in which case the provisions of the second preceding paragraph shall apply);

          (2)   the date on which such Non-payment Default is cured, waived or ceases to exist;

          (3)   the date on which such Designated Senior Indebtedness has been discharged or paid in full in cash or Cash Equivalents; or

          (4)   the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from the representative initiating such Payment Blockage Period;

after which the Company will resume making any and all required payments in respect of the notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days.

        In the event that, notwithstanding the foregoing, the Trustee or any holder of the notes shall have received any payment prohibited by the foregoing, then such payment shall be paid over to the representatives of such Designated Senior Indebtedness initiating the Payment Blockage Period, to be held in trust for distribution to the holders of Senior Indebtedness or, to the extent amounts are not then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct. The Trustee shall not be liable for any interest on any money received by it.

        Failure by the Company to make any required payment in respect of the notes when due or within any applicable grace period, whether or not occurring during a Payment Blockage Period, will result in an Event of Default and, thereafter, holders will have the right to require repayment of the notes in full. See "—Events of Default".

        By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after all Senior Indebtedness has been paid in full in cash or Cash Equivalents, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes.

        The Subsidiary Guarantee of each of the Guarantors will be subordinated to Senior Indebtedness of such Guarantor to the same extent and in the same manner as the notes are subordinated to Senior Indebtedness of the Company. Payments under the Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full in cash of all Indebtedness under the Credit Agreement and all other Senior Indebtedness of such Guarantor, including Senior Indebtedness incurred after the date of each Indenture, on the same basis as provided above with respect to the subordination of payments on the notes by the Company to the prior payment in full of Senior Indebtedness of the Company.

        All of the Company's operations are conducted through its subsidiaries. Therefore, the Company's ability to service its Indebtedness, including the notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws restrict the ability of the Company's subsidiaries to pay dividends and make loans and advances to the Company. If these restrictions apply to subsidiaries that are not Guarantors, then the Company would not be able to use the earnings of these subsidiaries to make payments on the notes. In addition, the Company only has a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors and holders of Preferred Stock of the Company's subsidiaries have against those subsidiaries.

        Not all of our subsidiaries will Guarantee the notes. The notes are Guaranteed by each of our subsidiaries that Guarantees any of our other Indebtedness, including the Credit Agreement. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and trade creditors before they will be able to distribute any of their assets to us. The notes are effectively subordinated in right of payment to existing and future liabilities of our non-guarantors subsidiaries. Our non-guarantor subsidiaries include Odeon, Carmike and Nordic. On a pro forma as adjusted basis after giving effect to the Completed Acquisitions, the 2017 Equity Offering and 2017 private offering and the use of proceeds therefrom, our subsidiaries that are not guarantors accounted for approximately $1.9 billion, or 39%, of our total revenues for the year ended December 31, 2016 and accounted for approximately $489.5 million, or 38% of our total revenues for the three months ended March 31, 2017 and approximately $4.5 billion, or 46%, of our total assets and approximately $1.6 billion, or 19%, of our total liabilities as of March 31, 2017.

        See "Risk Factors—Risks Related to Our Notes and This Offering—Our substantial debt could adversely affect our operations and your investment in the notes", and "—If our cash flows prove inadequate to service our debt and provide for our other obligations, we may be required to refinance all or a portion of our existing debt or future debt at terms unfavorable to us".

Payment of Additional Amounts

        All payments of principal and interest on the Sterling Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or any political subdivision or taxing authority of or in the United States (collectively, "Taxes"), unless the withholding of such Taxes is required by law or the official interpretation or administration thereof. We will, subject to the exceptions and limitations set forth below, pay such additional amounts as are necessary in order that the net payment of the principal of and interest on the Sterling Notes to a beneficial owner of Sterling Notes who is a Non-U.S. Person (as defined herein), after deduction for any present or future Taxes, imposed by withholding with respect to the payment, will not be less than the amount provided in the Sterling Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply to:

          (1)   any Taxes that would not have been imposed but for the existence of any present or former connection (other than a connection arising solely from the ownership of those Sterling Notes or the receipt of payments in respect of those Sterling Notes) between that beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States;

          (2)   any Taxes that would not have been imposed but for that beneficial owner's being or having been a "10-percent shareholder" of the borrower under the Sterling Notes within the meaning of section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or being or having been a bank receiving interest described in section 881(c)(3)(A) of the Code;

          (3)   any Taxes that would not have been imposed but for the presentation of a debt security for payment (where presentation is required) on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

          (4)   any Tax imposed on foreign personal holding company income or by reason of that beneficial owner's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

          (5)   any Taxes that would not have been imposed or withheld but for the failure of the holder or any person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Sterling Note (including, but not limited to, the requirement to provide an applicable United States Internal Revenue Service ("IRS") Form W-8 (with any required attachments));

          (6)   any Taxes that are imposed otherwise than by withholding from the payment;

          (7)   any Taxes that are imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (8)   any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (9)   any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Sterling Note, if such payment can be made without such withholding by any other paying agent;

          (10) any Taxes that are imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Sterling Notes for payment on a date more than 30 days after the date on which such payment became due and payable, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the Sterling Notes been presented for payment on any date during such 30 day period;

          (11) any withholding or deduction in respect of any tax, assessment or governmental charge where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

          (12) any Taxes imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections), any current or future regulations or agreements thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code (or any amended or successor version), or any law, legislation, rules or practices implementing an intergovernmental agreement relating thereto;

          (13) in the case of any combination of any items (1) through (12);

nor will we pay any additional amounts to any beneficial owner or holder of Sterling Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Sterling Notes.

        As used in the preceding paragraph, "Non-U.S. Person" means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

        The Sterling Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this heading "—Payment of Additional Amounts," we shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Subsidiary Guarantees

        The Guarantors, jointly and severally, fully and unconditionally guarantee on a senior subordinated unsecured basis the Company's obligations under the notes and all obligations under each Indenture. The Guarantors agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the holders of notes in enforcing any rights under the Subsidiary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee rank junior in right of payment with all Senior Indebtedness of such Guarantor and equally in right of payment with other Senior Subordinated Indebtedness of such Guarantor.

        Although each Indenture limits the amount of Indebtedness that Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of it may be Indebtedness of Guarantors and/or may be Senior Indebtedness and/or may be secured.

        Each Indenture provides that the obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Guarantor is the surviving entity in such a transaction involving a Person that is not the Company or a Subsidiary of the Company, such Guarantor will be released from its obligations under each Indenture, its Subsidiary Guarantee and the Registration Rights Agreements if:

          (1)   no Default or Event of Default will have occurred or be continuing or would occur as a consequence of a release of the obligations of such Guarantor; and

          (2)   all the obligations of such Guarantor under the Credit Agreement and related documentation and any other obligations of such Guarantor relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction.

        In addition, a Guarantor will be released from its obligations under each Indenture, its Subsidiary Guarantee and the Registration Rights Agreements if (1) the conditions relating to legal defeasance are satisfied in accordance with the Indenture or (2) the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other provisions of the Indenture.

Sinking Fund

        The notes are not entitled to the benefit of any sinking fund.

Optional Redemption

  Optional Redemption of the 5.875% Dollar Notes

        The 5.875% Dollar Notes will not be redeemable at the option of the Company prior to November 15, 2021 (except as provided below).

        From and after November 15, 2021, the Company may redeem all or any portion of the 5.875% Dollar Notes, at once or over time, after giving the required notice under the 2016 Notes Indenture. The 5.875% Dollar Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for the 5.875% Dollar Notes redeemed during the 12-month period commencing on November 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption
2021	102.938%
2022	101.958%
2023	100.979%
2024 and thereafter	100.0000%

        Prior to November 15, 2019 the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the 5.875% Dollar Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

          (1)   at least 65% of the original aggregate principal amount of the 5.875% Dollar Notes remains outstanding after each such redemption; and

          (2)   the redemption occurs within 120 days after the closing of such Equity Offering.

        In addition, at any time and from time to time prior to November 15, 2021, the Company may, at its option, redeem all or a portion of the 5.875% Dollar Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium on the 5.875% Dollar Notes (as defined herein) with respect to the 5.875% Dollar Notes plus accrued and unpaid interest, if any, thereon to the redemption date. Notice of such redemption must be sent to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium on the 5.875% Dollar Notes but only the manner of calculation of the redemption price. The 2016 Notes Indenture provides that, with respect to any such redemption, the Company will notify the Trustee of the Applicable Premium on the 5.875% Dollar Notes with respect to the Dollar Notes promptly after the calculation and that the Trustee will not be responsible for such calculation.

  Optional Redemption of the 6.125% Dollar Notes

        The 6.125% Dollar Notes will not be redeemable at the option of the Company prior to May 15, 2022 (except as provided below).

        From and after May 15, 2022, the Company may redeem all or any portion of the 6.125% Dollar Notes, at once or over time, after giving the required notice under the 2017 Notes Indenture. The 6.125% Dollar Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for the 6.125% Dollar Notes redeemed during the 12-month period commencing on May 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption
2022	103.063%
2023	102.042%
2024	101.021%
2025 and thereafter	100.0000%

        Prior to May 15, 2020 the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the 6.125% Dollar Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

          (1)   at least 65% of the original aggregate principal amount of the 6.125% Dollar Notes remains outstanding after each such redemption; and

          (2)   the redemption occurs within 120 days after the closing of such Equity Offering.

        In addition, at any time and from time to time prior to May 15, 2022, the Company may, at its option, redeem all or a portion of the 6.125% Dollar Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium on the 6.125% Dollar Notes (as defined herein) with respect to the 6.125% Dollar Notes plus accrued and unpaid interest, if any, thereon to the redemption date. Notice of such redemption must be sent to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium on the 6.125% Dollar Notes but only the manner of calculation of the redemption price. The 2017 Notes Indenture provides that, with respect to any such redemption, the Company will notify the Trustee of the Applicable Premium on the 6.125% Dollar Notes with respect to the 6.125% Dollar Notes promptly after the calculation and that the Trustee will not be responsible for such calculation.

  Optional Redemption of the Sterling Notes

        The Sterling Notes will not be redeemable at the option of the Company prior to November 15, 2019 (except as provided below).

        From and after November 15, 2019 the Company may redeem all or any portion of the Sterling Notes, at once or over time, after giving the required notice under the 2016 Notes Indenture. The Sterling Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for the Sterling Notes redeemed during the 12-month period commencing on November 15 of the years set forth below, and are expressed as percentages of principal amount.

Year	Redemption
2019	104.781%
2020	103.188%
2021	101.594%
2022 and thereafter	100.0000%

        Prior to November 15, 2019 the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Sterling Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

          (1)   at least 65% of the original aggregate principal amount of the Sterling Notes remains outstanding after each such redemption; and

          (2)   the redemption occurs within 120 days after the closing of such Equity Offering.

        In addition, at any time and from time to time prior to November 15, 2019, the Company may, at its option, redeem all or a portion of the Sterling Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium on the Sterling Notes (as defined herein) with respect to the Sterling Notes plus accrued and unpaid interest, if any, thereon to the redemption date. Notice of such redemption must be sent to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium on the Sterling Notes but only the manner of calculation of the redemption price. The 2016 Notes Indenture provides that, with respect to any such redemption, the Company will notify the Trustee of the Applicable Premium on the Sterling Notes with respect to the Sterling Notes promptly after the calculation and that the Trustee will not be responsible for such calculation.

  General Optional Redemption Provisions

        Any redemption and notice of redemption may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company's obligations with respect to such redemption may be performed by another Person.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Company.

        If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee or the Registrar in accordance with the customary procedures of the Depository, as applicable, not more than 60 days prior to the redemption date pro rata, and if the Depository prescribes no method of selection, then by lot or by any other method the Trustee or the Registrar, as applicable, in its sole discretion deems fair and appropriate; provided, however, that notes will not be redeemed in an amount less than the minimum authorized denomination of $2,000 and £100,000, as applicable. Notice of redemption shall be sent to the holders electronically or by first class mail, with a copy to the Trustee or the Registrar, as applicable, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of the Depository not less than 30 nor more than 60 days prior to the redemption date to each holder of notes to be redeemed at its registered address. Notice of any redemption upon any Equity Offering may be given prior to the completion of the related Equity Offering. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption. The Trustee shall not be liable for selection made by it under this paragraph.

        So long as any Sterling Notes are listed on the Official List of the Exchange and admitted for trading on the Exchange and the rules of the Official List of the Exchange so require, the Company will notify the Exchange of any such notice to the holders of the Sterling Notes in connection with such redemption and notify the Exchange of any change in the principal amount of the Sterling Notes outstanding, as applicable.

Redemption Upon Changes in Withholding Taxes

        If (a) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of the United States (or any political subdivision or taxing authority thereof or therein having power to tax) (a "Relevant Taxing Jurisdiction"), or any change in, or amendment to, the official position regarding the application, enforcement or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice whether or not such action was taken or made with respect to us or any affiliate), which change or amendment is announced on or after November 8, 2016, we become or will become obligated to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" or (b) any act is taken by a Relevant Taxing Jurisdiction on or after November 8, 2016, whether or not such act is taken with respect to us or any affiliate, that results in us being required to pay such additional amounts, then we may, at our option, redeem the Sterling Notes, as a whole but not in part, upon not less than 30 days' nor more than 60 days' published notice, at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us (which does not include substitution of the obligor under the Sterling Notes). No redemption pursuant to (a) or (b) above may be made unless we have received an opinion of independent counsel to the effect that as a result of such change or amendment we will, or that an act taken by a Relevant Taxing Jurisdiction has resulted in us being required to pay the additional amounts described herein under the heading "—Payment of Additional Amounts," and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Sterling Notes pursuant to their terms.

Certain Covenants

        Limitation on Consolidated Indebtedness.    The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness unless after giving effect to such event on a pro forma basis, the Company's Consolidated EBITDA Ratio for the four full fiscal quarters immediately preceding such event for which internal financial statements are available, taken as one period, is greater than or equal to 2.00 to 1.00 (such condition not being applicable to the Incurrence of Permitted Indebtedness).

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Indebtedness or is entitled to be Incurred pursuant to the ratio set forth in the immediately preceding paragraph, the Company is entitled to Incur such Indebtedness in part under any combination thereof, and the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed to have been incurred on the Issue Date pursuant to clause (2) of the definition of "Permitted Indebtedness" and the Company shall not be permitted to later reclassify all or any portion of such Indebtedness outstanding on the Issue Date under the Credit Agreement.

        Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of "Indebtedness" will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        Limitation on Restricted Payments.    The Company will not, and will not permit its Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend on, or make any distribution in respect of, any shares of the Company's or any Subsidiary's Capital Stock (excluding dividends or distributions payable in shares of the Company's Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly Owned Subsidiaries; or

          (2)   purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Subsidiary of the Company and except for investments in Capital Stock of entities which are or become Affiliates as a result of the Company's ownership of equity interest in such entities) or any options, warrants or other rights to acquire such Capital Stock;

(such payments or any other actions described in (1) and (2) above are collectively referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):

          (a)   no Default or Event of Default shall have occurred and be continuing;

          (b)   the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "—Limitation on Consolidated Indebtedness"; and

          (c)   the aggregate amount of all Restricted Payments (other than Restricted Payments permitted by clauses (4), (5), (7) and (8) of the next succeeding paragraph) declared or made after January 1, 2014 (including the proposed Restricted Payment) does not exceed the sum of:

              (i)  Consolidated EBITDA for the Restricted Payments Computation Period, minus (y) 1.70 times Consolidated Interest Expense for the Restricted Payments Computation Period (which commenced on January 1, 2014); plus

             (ii)  the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 1, 2014 by the Company from a contribution to its common equity capital or the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock; plus

            (iii)  the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $25.0 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 1, 2014 by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; plus

            (iv)  $350.0 million.

        As of March 31, 2017, the Company would have been able to make approximately $2.7 billion of restricted payments under the foregoing clause (c) and clause (8) below; provided that the Company's ability to make restricted payments may be further restricted by the other limitations set forth in this covenant, by the covenants governing the Company's other Indebtedness or by applicable law.

        Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may:

          (1)   pay dividends on its Capital Stock within sixty days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation;

          (2)   acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock);

          (3)   in the case of a Subsidiary, pay dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

          (4)   make any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company (A) deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of such options or (B) in connection with the terms of any restricted stock agreement awarded to any employee, officer or director of the Company or its Subsidiaries;

          (5)   make Restricted Payments in amounts equal to, without duplication:

            (a)   the amounts required for any direct or indirect parent to pay franchise taxes and other fees required to maintain its legal existence;

            (b)   amounts required to be paid to any direct or indirect parent pursuant to the Tax Payment Agreement;

            (c)   foreign, federal, state and local income and other taxes, to the extent such taxes are attributable to the income, revenue, receipts, capital or margin of the Company and its Subsidiaries; provided that the amount of such payments in any fiscal year does not exceed the amount that the Company and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company and its Subsidiaries to pay such taxes separately from any parent entity;

            (d)   general corporate operating and overhead costs and expenses of any parent entity to the extent such costs and expenses are directly or indirectly attributable to the ownership or operation of the Company and its Subsidiaries, including the Company's proportionate share of the expenses relating to any parent entity being a public company; and

            (e)   customary salary, bonus and other benefits payable to officers, directors and employees of any parent entity to the extent such salaries, bonuses and other benefits are directly or indirectly attributable to the ownership or operation of the Company and its Subsidiaries, including the Company's proportionate share of such amounts relating to any parent entity being a public company, including directors' fees;

          (6)   the payment of dividends on the Company's common stock (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity's common stock) of up to 6% per annum of the net proceeds received by the Company from any public offering of common stock of the Company or any direct or indirect parent of the Company, including without limitation the initial public offering of the Company's Class A common stock completed on December 23, 2013, other than public offerings with respect to the Company's (or such direct or indirect parent's) common stock registered on Form S-4 or Form S-8;

          (7)   the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any parent entity held by any current or former employee, director or consultant of the Company, any parent entity or any of the Company's Subsidiaries (or any permitted transferee of any of the foregoing) pursuant to any management equity subscription agreement, stock option agreement, stock plan or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Capital Stock may not exceed $7.5 million in any 12-month period (with unused amounts in any 12-month period after the Issue Date being carried over to succeeding 12-month periods subject to a maximum carry-over amount of $15.0 million (without giving effect to the following proviso)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Capital Stock (other than Redeemable Capital Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any parent entity, in each case to current or former employees, directors or consultants of the Company, any parent entity or any of the Company's Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c)(ii) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company, its Subsidiaries and to the extent contributed to the Company, any parent entity or the Company after the Issue Date; less

            (c)   the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (a) and (b) of this clause (7); and

          (8)   make other Restricted Payments in an aggregate amount not to exceed $450.0 million.

        Limitation on Liens.    The Company will not and will not permit any Guarantor to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) of any kind securing Indebtedness ranking pari passu in right of payment with or subordinated in right of payment to the notes or such Guarantor's Guarantee, as the case may be, upon any of their property or assets (including Capital Stock of Subsidiaries of the Company), now owned or hereafter acquired, unless contemporaneously with the incurrence of such Lien effective provision is made to secure the Obligations due under the Indenture and the notes or, in respect any Lien on any Guarantor's property or assets, any Guarantee of such Guarantor, (1) in the case of Liens securing Indebtedness that is pari passu in right of payment with the notes or any Subsidiary Guarantee, on an equal and ratable basis with (or, if the Company so elects, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien and (2) in the case of Liens securing Indebtedness that is expressly subordinated in right of payment to the notes or any Guarantee, on a senior basis to the obligations so secured with the same relative priority as the notes or such Guarantee, as the case may be, will have to that subordinated Indebtedness until such time as such obligations are no longer secured by a Lien. The foregoing restriction shall not apply to Liens securing Senior Indebtedness of the Company or any Guarantor.

        Any Lien created for the benefit of holders of the notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) in the preceding paragraph.

        Limitation on Transactions with Affiliates.    The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company) involving aggregate consideration in excess of $25.0 million, unless:

          (1)   such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm's-length dealing with an unaffiliated third party;

          (2)   such transaction or series of transactions is in the best interests of the Company; and

          (3)   with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $75.0 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (1) and (2) above, as evidenced by a Board Resolution.

        Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

          (1)   any transaction pursuant to any contract in existence on the Issue Date;

          (2)   any Restricted Payment permitted to be made pursuant to the provisions of "—Limitation on Restricted Payments" above;

          (3)   any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary);

          (4)   the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries; and

          (5)   the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under the terms of, any agreements that are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, with respect to the 6.125% Dollar Notes, and the Company's Annual Report on Form 10-K for the year ended December 31, 2015, with respect to the Sterling Notes and the 5.875% Dollar Notes, and any amendments thereto; provided, however, that the existence of, or the performance by the Company or any of its Subsidiaries of its obligations under, any future amendment to such agreements shall only be permitted by this clause (5) to the extent that the terms of any such amendment, taken as a whole, are not more disadvantageous to the holders of the notes in any material respect than the terms of such agreements in effect on the Issue Date.

        Limitation on Senior Subordinated Indebtedness.    The Company will not Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the notes. No Guarantor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Subsidiary Guarantee.

        Future Guarantors.    After the Issue Date, the Company will cause each Subsidiary which guarantees obligations under the Credit Agreement, the Existing Notes or any other Indebtedness of the Company or any Guarantor to execute and deliver to the Trustee a supplemental indenture, within 30 days of the date of such Subsidiary's guarantee of such other Indebtedness, pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, interest and Special Interest, if any, on the notes on a senior subordinated basis. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Subsidiary Guarantee as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if a Guarantor is released and discharged in full from its obligations under its Guarantees of (1) the Credit Agreement and related documentation and (2) all other Indebtedness of the Company and its Subsidiaries, then the Subsidiary Guarantee of such Guarantor shall be automatically and unconditionally released and discharged.

SEC Reports

        The Company shall file with the SEC and provide the Trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings but shall still be obligated to provide such information, documents and reports to the Trustee and the holders of the notes. The Company shall also provide copies of all annual reports and information, documents and other reports, if and for so long as the Sterling Notes are listed on the Official List of the Exchange, at the offices of the Company.

Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless that consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement. Notwithstanding the foregoing, any payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture, the notes or any Guarantees in connection with an exchange offer, the Company and any of our Subsidiaries may exclude (i) holders or beneficial owners of the notes that are not "qualified institutional buyers" as defined in Rule 144A under the Securities Act, "non-U.S. Persons" as defined in Regulation S under the Securities Act, or institutional "accredited investors" as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and (ii) holders or beneficial owners of the notes in any jurisdiction (other than the United States) where the inclusion of such holders or beneficial owners would require the Company or any such Subsidiary to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Merger and Sale of Substantially All Assets

        The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any Wholly Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

          (1)   either:

            (a)   the Company will be the continuing corporation; or

            (b)   the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the notes and the Indenture;

          (2)   immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

          (3)   immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) will (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated EBITDA Ratio set forth in the first paragraph of the covenant described above under the caption "—Limitation on Consolidated Indebtedness" or (b) have a Consolidated EBITDA Ratio equal to or greater than the Consolidated EBITDA Ratio immediately prior to such transaction;

          (4)   each Guarantor (unless it is the other party to the transactions above, in which case clause (1)(b) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the outstanding notes and the Indenture and its obligations under the Registration Rights Agreement shall continue to be in effect.

        In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described in the Indenture and that all conditions precedent in the Indenture provided for or relating to such transaction have been complied with.

        Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the notes and each Indenture, with the same effect as if such successor corporation had been named as the Company therein. In the event of any transaction (other than a lease) described and listed in the immediately preceding paragraphs in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the notes and each Indenture.

Change of Control

        Upon the occurrence of a Change of Control, unless the Company has previously or concurrently delivered a redemption notice (that may only be conditional upon the occurrence of such Change of Control) with respect to all the outstanding notes as described under "—Optional Redemption," the Company will be required to make an offer (a "Change of Control Offer") to purchase all outstanding notes (as described in each Indenture) at a purchase price (the "Change of Control Purchase Price") equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following the date upon which the Change of Control occurred, the Company must send, electronically or by first class mail to the address of such holder appearing in the security register or otherwise in accordance with the procedures of the Depository, a notice to each holder of notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the

"Change of Control Payment Date"). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, (ii) a notice of redemption to the holders of the notes has been given pursuant to the Indentures as described under "—Optional Redemption" or (iii) in the event that upon the consummation of such Change of Control, the Company defeases or discharges the notes as provided for under "—Defeasance" or "—Satisfaction and Discharge," as applicable. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The Change of Control provision of the notes may in certain circumstances make it more difficult or discourage a takeover of the Company and, as a result, may make removal of incumbent management more difficult. The Change of Control provision, however, is not the result of the Company's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control provision is a result of negotiations between the Company and the initial purchasers. The Company is not presently in discussions or negotiations with respect to any pending offers which, if accepted, would result in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future.

        The Credit Agreement provides and the Company expects that future credit agreements or other agreements to which the Company becomes a party may provide, that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under each Indenture). In such circumstances, the subordination provisions in each Indenture could restrict payments to the holders of the notes. Moreover, the exercise by holders of notes of their right to require the Company to repurchase such notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of the notes in connection with a Change of Control may be limited to the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The Company's failure to purchase notes in connection with a Change of Control would result in a default under each Indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. See "Risk Factors—We must offer to repurchase the notes upon a change of control, which could also result in an event of default under our Senior Secured Credit Facility". The Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "—Modification and Waiver."

        The provisions of each Indenture would not necessarily afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders.

        If an offer is made to repurchase the notes pursuant to a Change of Control Offer, the Company will comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

        If and for so long as the Sterling Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Exchange so require, the Company will notify the Exchange of any Change of Control Offer.

Additional Information

        Anyone who receives this prospectus may obtain a copy of each Indenture and the Registration Rights Agreements without charge by writing to AMC Entertainment Holdings, Inc., Attention: Mr. Kevin M. Connor, Senior Vice President, General Counsel and Secretary, One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 (telephone: (913) 213-2000). So long as the notes are listed on the Official List of the Exchange and if and to the extent the rules of the Exchange so require, copies of all of the Company's present and future annual audited consolidated financial statements and this offering circular may be obtained, free of charge, during normal business hours at the offices of the Company.

Certain Definitions

        Set forth below are certain defined terms used in each Indenture, as applicable. Reference is made to each Indenture for the definition of any other capitalized term used in this section for which no definition is provided.

        "2016 Registration Rights Agreement" means the registration rights agreement dated November 8, 2016, among the Company, the Guarantors, and the initial purchasers regarding the Original Sterling Notes issued in 2016 and the 5.875% Dollar Notes, and any similar registration rights agreement executed in connection with an offering of any additional notes.

        "2017 Registration Rights Agreement" means the registration rights agreement entered into on the Issue Date, among the Company, the Guarantors, and the initial purchasers regarding the 6.125% Dollar Notes and the Additional Sterling Notes, and any similar registration rights agreement executed in connection with an offering of any additional notes.

        "Acquired Indebtedness" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged or consolidated with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

        "Additional Sterling Notes" means the £250.0 million in aggregate principal amount of 6.375% Senior Subordinated Notes due 2024 issued pursuant to the Sterling Notes Indenture, as amended or supplemented from time to time.

        "Affiliate" means, with respect to any specified Person:

          (1)   any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

          (2)   any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

        For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Adjusted Gilt Rate" means, with respect to any redemption date, (i) the yield to maturity as of such redemption date of UK Government Obligations with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent Financial Statistics that has become publicly available on a day no earlier than two Business Days prior to the date of the delivery of the redemption notice in respect of such redemption date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to November 15, 2019; or (ii) if the period from such redemption date to November 15, 2019 is not equal to the fixed maturity of UK Government Obligations for which a yield is given, the Gilt Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of UK Government Obligations for which such yields are given, except that if the period from such redemption date to November 15, 2019 is less than one year, the weekly average yield on actually traded UK Government Obligations denominated in sterling adjusted to a fixed maturity of one year shall be used, plus, in the case of each of clauses (i) and (ii), 0.50%.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue with respect to the Dollar Notes called for redemption (if no maturity is within three months before or after May 15, 2022, with respect to the New 6.125% Dollar Notes, or November 15, 2021, with respect to the New 5.875% Dollar Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus, in the case of each of clause (i) and (ii), 0.50%.

        "Applicable Premium on the Dollar Notes" means, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of the Dollar Notes on May 15, 2022, with respect to the 6.125% Dollar Notes, or November 15, 2021, with respect to the 5.875% Dollar Notes (such redemption price being described above in the second paragraph of the section described above under the caption "—Optional Redemption of the Dollar Notes" section) plus (2) all required remaining scheduled interest payments due on the Dollar Notes through May 15, 2022, with respect to the 6.125% Dollar Notes, or November 15, 2021, with respect to the 5.875% Dollar Notes (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of the Dollar Notes on such redemption date.

        "Applicable Premium on the Sterling Notes" means, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of the Sterling Notes on November 15, 2019 (such redemption price being described above in the second paragraph of the section described above under the caption "—Optional Redemption of the Sterling Notes" section) plus (2) all required remaining scheduled interest payments due on the Sterling Notes through November 15, 2019 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Gilt Rate, over (B) the principal amount of the Sterling Notes on such redemption date.

        "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under the Indenture.

        "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York, Leawood, Kansas, London, England (with respect to the Sterling Notes) or the city in which the Trustee's office is located are authorized or required to be closed, or, if no note is outstanding, the city in which the principal corporate trust office of the Trustee is located.

        "Capital Lease Obligations" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of the Indenture.

        "Carmike Notes" means the $230,000,000 of 6.00% Senior Secured Notes due 2023 issued by Carmike Cinemas, Inc.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality;

          (3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest rating categories obtainable from Moody's or S&P in each case maturing within six months after the date of acquisition;

          (6)   readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P; and

          (7)   investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of, after the date of the Indenture, any of the following events:

          (1)   any "person" or "group" as such terms are used in Section 13(d) and 14(d) of the Exchange Act other than one or more Permitted Holders is or becomes the "beneficial owner"(as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, by way of merger, consolidation or other business combination or purchase of 50% or more of the total voting power of the Voting Stock of the Company;

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3)   the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders; or

          (4)   a change of control under any of the indentures relating to the Existing Notes (to the extent obligations under such Existing Notes are outstanding at such time) unless waived by the requisite holders of such Existing Notes.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to May 15, 2022, with respect to the 6.125% Dollar Notes, or November 15, 2021, with respect to the 5.875% Dollar Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2022, with respect to the 6.125% Dollar Notes, or November 15, 2021, with respect to the 5.875% Dollar Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for the redemption date.

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period increased (to the extent deducted in determining Consolidated Net Income (Loss)) by the sum of:

          (1)   all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses);

          (2)   Consolidated Interest Expense of such Person and its Subsidiaries for such period;

          (3)   depreciation expense of such Person and its Subsidiaries for such period;

          (4)   amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs;

          (5)   any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; and

          (6)   any fees, expenses, charges or premiums relating to any issuance of Capital Stock or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), including, without limitation any fees, expenses or charges related to the offering of the notes;

provided, however, that corporate overhead expenses payable by a parent entity described in clause 5(d) of the second paragraph of the covenant described under "Certain Covenants—Limitation on Restricted Payments", the funds of which are provided by the Company and/or its Subsidiaries shall be deducted in calculating the Consolidated EBITDA of the Company.

        For purposes of this definition, all transactions involving the acquisition of any Person or motion picture theatre by another Person shall be accounted for on a "pooling of interests" basis and not as a purchase; provided, further, that, solely with respect to calculations of the Consolidated EBITDA Ratio:

          (1)   Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a Theatre Completion had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers' Certificate delivered to the Trustee at the time of any calculation of the Consolidated EBITDA Ratio;

          (2)   Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and

          (3)   All preopening expense and theatre closure expense which reduced/(increased) Consolidated Net Income (Loss) during any applicable period shall be added to Consolidated EBITDA.

        "Consolidated EBITDA Ratio" of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any amortization or write-off of deferred financing costs); provided that, in making such computation:

          (1)   if the Company or any Subsidiary:

            (a)   has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio is an Incurrence of Indebtedness, Indebtedness at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be:

                (i)  the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

               (ii)  if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

      and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

            (b)   has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2)   The Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

          (3)   with respect to any Indebtedness which bears, at the option of such Person, a fixed or floating rate of interest, such Person shall apply, at its option, either the fixed or floating rate.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person:

          (1)   the sum of:

            (a)   the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation:

                (i)  amortization of debt discount;

               (ii)  the net cost under Interest Rate Protection Agreements (including amortization of discounts);

              (iii)  the interest portion of any deferred payment obligation; and

              (iv)  accrued interest; plus

            (b)   the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, minus

          (2)   the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

        "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding all extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto) of such Person and its Subsidiaries.

        "Consolidated Net Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries as of the Company's most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

        "Construction Indebtedness" means Indebtedness incurred by the Company or its Subsidiaries in connection with the construction of motion picture theatres or screens.

        "Credit Agreement" means that certain Credit Agreement, dated April 30, 2013 and as amended on December 11, 2015 and on November 8, 2016, among the Company, as Borrower, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent, Bank of America, N.A., as syndication agent, Barclays Bank PLC, Credit Suisse Securities (USA) LLC and HSBC Bank USA, N.A. as co-documentation agents, and any related notes, collateral documents, letters of credit, guarantees and other documents, and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be amended, restated, modified or supplemented from time to time, together with any extensions, revisions, increases, refinancings, renewals, refundings, restructurings or replacements thereof.

        "Credit Facilities" means one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities to borrow from lenders against such receivables) or letters of credit, including, without limitation, the Credit Agreement, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

        "Currency Hedging Obligations" means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt Rating" means the rating assigned to the notes by Moody's or S&P, as the case may be.

        "Default" means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

        "Designated Senior Indebtedness" means:

          (1)   all Senior Indebtedness under the Credit Agreement; and

          (2)   any other Senior Indebtedness:

            (a)   which at the time of determination exceeds $30.0 million in aggregate principal amount;

            (b)   which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company or any Guarantor, as applicable; and

            (c)   as to which the Trustee has been given written notice of such designation.

        "Digital Projector Financing" means any financing arrangement in respect of digital projector equipment for use in the ordinary course of business in theatres owned, leased or operated by the Company and its Subsidiaries.

        "Equity Offering" means a public or private sale for cash by the Company or of a direct or indirect parent of the Company (the proceeds of which have been contributed to the Company) of common stock or preferred stock (other than Redeemable Capital Stock), or options, warrants or rights with respect to such Person's common stock or preferred stock (other than Redeemable Capital Stock), other than public offerings with respect to such Person's common stock, preferred stock (other than Redeemable Capital Stock), or options, warrants or rights, registered on Form S-4 or S-8.

        "Exchange" means the Channel Islands Securities Exchange Authority Limited.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Notes" means the Sterling Notes (solely in the 2017 Notes Indenture), the Company's 5.875% Senior Subordinated Notes due 2026 (solely in the 2017 Notes Indenture), the 5.75% Senior Subordinated Notes due 2025 and the 5.875% Senior Subordinated Notes due 2022.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Restricted Subsidiary of a Foreign Restricted Subsidiary.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States as in effect on the Issue Date, consistently applied.

        "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

        "Guarantor" means each Subsidiary of the Company that provides a Subsidiary Guarantee on the date of the Indenture and any other Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Subsidiary shall cease to be a Guarantor.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that any Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "Certain Covenants—Limitation on Consolidated Indebtedness," amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

          (2)   all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

          (3)   all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

          (4)   every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or a Subsidiary of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or a Subsidiary of such Person was a party;

          (5)   all indebtedness referred to in clauses (1) through (4) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

          (6)   the principal component of all obligations, or liquidation preference, of such Person with respect to any Redeemable Capital Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7)   all Guaranteed Indebtedness of such Person;

          (8)   all obligations under Interest Rate Protection Agreements of such Person;

          (9)   all Currency Hedging Obligations of such Person;

          (10) all Capital Lease Obligations of such Person; and

          (11) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) through (9) above.

        "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

        "Issue Date" means March 13, 2017, in the case of the 6.125% Dollar Notes, and November 8, 2016 in the case of the Sterling Notes and the 5.875% Dollar Notes.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Listing Sponsor" means the sponsor for the Company in respect of the listing of the notes on the Exchange as the Company may appoint, which will initially be Ogier Corporate Finance Limited.

        "Maturity" means, with respect to any note, the date on which the principal of such note becomes due and payable as provided in such note or the applicable Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Moody's" means Moody's Investor Service, Inc. or any successor to the rating agency business thereof.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Non-Recourse Indebtedness" means Indebtedness as to which:

          (1)   none of the Company or any of its Subsidiaries:

            (a)   provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness); or

            (b)   is directly or indirectly liable; and

          (2)   no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "Obligations" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

        "Officer" means the Chairman of the Board, any Co-Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President and the Chief Financial Officer of the Company or any Guarantor, as applicable.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

        "Permitted Business" means the lines of business conducted by the Company and its Subsidiaries on the Issue Date and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Board of Directors of the Company.

        "Permitted Holder" means (i) any member of the Wanda Group; and (ii) any "group" as such term is used in Section 13(d) and 14(d) of the Exchange Act of which members of the Wanda Group are members, but only if and for so long as members of the Wanda Group beneficially own (without giving effect to any beneficial ownership of shares of other members of such group) more than 50% of the total voting power of the Voting Stock of the Company.

        "Permitted Indebtedness" means the following:

          (1)   Indebtedness of the Company in respect of (a) in the 2017 Notes Indenture, the 6.125% Dollar Notes and (b) in the 2016 Notes Indenture, the Original Sterling Notes issued in 2016 and the 5.875% Dollar Notes due 2026, and Indebtedness of the Guarantors in respect of the Subsidiary Guarantees, in each case issued on the Issue Date, and the related exchange notes and exchange guarantees issued in registered exchange offers pursuant to the registration rights agreements;

          (2)   Indebtedness of the Company or any Guarantor under Credit Facilities together with the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount at any one time outstanding not to exceed $1,800.0 million;

          (3)   Indebtedness of the Company or any Guarantor under the Existing Notes and the Guarantees thereof;

          (4)   Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date (other than the Existing Notes or Indebtedness outstanding under any Credit Facilities);

          (5)   Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

          (6)   Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

          (7)   Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the Existing Notes or any other Indebtedness outstanding on the Issue Date, including the notes, in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

          (8)   Indebtedness of any Subsidiary Incurred in connection with the Guarantee of any Indebtedness of the Company or the Guarantors in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

          (9)   Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

          (10) Capital Lease Obligations of the Company or any of its Subsidiaries;

          (11) Indebtedness incurred by the Company or any of its Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Permitted Business (but excluding the purchase of Capital Stock of any Person), provided that the aggregate amount of Indebtedness incurred pursuant to this clause (11) does not exceed the greater of (x) $300.0 million and (y) 7.5% of Consolidated Net Tangible Assets (determined as of the time of such incurrence) at any time outstanding;

          (12) Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

          (13) Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

          (14) Acquired Indebtedness; provided that after giving effect to such acquisition, merger or consolidation, either

              (i)  the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated EBITDA Ratio test set forth in the first paragraph of "Certain Covenants—Limitation on Consolidated Indebtedness"; or

             (ii)  the Consolidated EBITDA Ratio of the Company would be equal to or greater than immediately prior to such acquisition, merger or consolidation;

          (15) Indebtedness of the Company or any of its Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that such Indebtedness is subordinated in right of payment to the notes and the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the notes;

          (16) Construction Indebtedness in an aggregate principal amount that does not exceed $300.0 million at any time outstanding;

          (17) Indebtedness incurred by the Company or any Subsidiary with respect to Digital Projector Financing in an aggregate principal amount incurred not to exceed (i) $70.0 million during the period from the Issue Date to the first anniversary thereof; (ii) $70.0 million during the period from the first anniversary of the Issue Date to the second anniversary of the Issue Date and (iii) $60.0 million after the second anniversary of the Issue Date; provided that any unused or repaid amounts may be carried forward and used in subsequent periods without limitation;

          (18) Indebtedness of Foreign Restricted Subsidiaries of the Company in an aggregate principal amount not to exceed £100.0 million or its equivalent in other currencies measured at the time such lines are committed under lines of credit to any such Foreign Restricted Subsidiary from Persons other than the Company or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Restricted Subsidiary's working capital and other general corporate purposes;

          (19) Indebtedness under the Carmike Notes and the Guarantees thereof; and

          (20) Indebtedness of the Company or a Subsidiary Guarantor not otherwise permitted to be Incurred pursuant to clauses (1) through (19) above which, together with any other Indebtedness Incurred pursuant to this clause (20), has an aggregate principal amount that does not exceed $550.0 million at any time outstanding.

        "Permitted Interest Rate Protection Agreements" means, with respect to any Person, Interest Rate Protection Agreements entered into in the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

        "Permitted Junior Securities" means equity securities or subordinated securities of the Company or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the notes are so subordinated as provided in the Indenture.

        "Permitted Liens" means:

          (1)   Liens in favor of the Company or any Subsidiary of the Company;

          (2)   Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (3)   Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets;

          (4)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and related letters of credit;

          (5)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (10) and (11) of the definition of "Permitted Indebtedness" covering only the assets, accessions, improvements and proceeds acquired with such Indebtedness;

          (6)   Liens existing on the Issue Date (excluding Liens relating to obligations under Credit Facilities);

          (7)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (8)   Liens on the Capital Stock of Unrestricted Subsidiaries;

          (9)   Encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of the Company or such Subsidiary or to the ownership or leasing of its properties which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

          (10) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

          (11) Landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are not more than 60 days past due or are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (12) Pledges or deposits made in the ordinary course of business (A) in connection with bids, tenders, leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

          (13) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets;

          (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (15) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (16) the rights of film distributors under film licensing contracts entered into by the Company or any Subsidiary in the ordinary course of business on a basis customary in the movie exhibition industry;

          (17) any attachment or judgment Lien that does not constitute an Event of Default;

          (18) Liens in favor of the Trustee for its own benefit and for the benefit of the holders of the 6.125% Dollar Notes, in the case of the 2017 Notes Indenture, and the Sterling Notes and the 5.875% Dollar Notes, in the case of the 2016 Notes Indenture;

          (19) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (20) Liens securing Currency Hedging Obligations;

          (21) Liens arising from filing Uniform Commercial Code financing statements with respect to leases;

          (22) Liens arising solely by virtue of any statutory or common law provisions and ordinary course of business contractual provisions, in each case, relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or brokerage;

          (23) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;

          (24) Liens securing the 6.125% Dollar Notes, in the case of the 2017 Notes Indenture, and the Sterling Notes and the 5.875% Dollar Notes, in the case of the 2016 Notes Indenture and the Subsidiary Guarantees;

          (25) Liens securing Indebtedness incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced;

          (26) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (27) Liens arising under the Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred or outstanding under the Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

          (28) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness; and

          (29) Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to obligations that do not exceed $75.0 million at any one time outstanding.

        In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Company.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the notes or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable at the option of the holder if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

        "Reference Treasury Dealer" means any three nationally recognized investment banking firms selected by the Company that are primary dealers of Government Securities.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue with respect to the Dollar Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding the redemption date.

        "Restricted Payments" has the meaning set forth in the "Limitation on Restricted Payments" covenant.

        "Restricted Payments Computation Period" means the period (taken as one accounting period) from January 1, 2014 to the last day of the Company's fiscal quarter preceding the date of the applicable proposed Restricted Payment.

        "SEC" means the United States Securities and Exchange Commission.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company and its Subsidiaries under or in respect of Indebtedness of the Company and its Subsidiaries, including the notes and premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

          (1)   any obligation of the Company to any Subsidiary or any obligation of a Subsidiary to the Company or another Subsidiary;

          (2)   any liability for federal, state, foreign, local or other taxes owed or owing by the Company or any of its Subsidiaries;

          (3)   any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

          (4)   any Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company or any of its Subsidiaries, as the case may be, including, without limitation, any Subordinated Obligations or Guarantor Subordinated Obligations;

          (5)   any Capital Stock; or

          (6)   the Offered Notes or the Existing Notes.

        "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Offered Notes, the Existing Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same ranking as the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness and (ii) with respect to any Guarantor, the Subsidiary Guarantees, the Guarantees of the Existing Notes and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to have the same ranking as the Subsidiary Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Guarantor which is not Senior Indebtedness.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Special Interest" means the additional interest, if any, to be paid on the notes as described under "Exchange Offer; Registration Rights".

        "Stated Maturity", when used with respect to any note or any installment of interest thereof, means the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

        "Subsidiary" of any person means:

          (1)   any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and

          (2)   any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

        Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of "Unrestricted

Subsidiary" unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

        "Subsidiary Guarantee" means, individually, any Guarantee of payment of the notes and exchange notes issued in a registered exchange offer for the notes pursuant to the 2017 Registration Rights Agreement and the 2016 Registration Rights Agreement, as applicable, by a Guarantor and any supplemental indenture applicable thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in each Indenture.

        "Surviving Entity" has the meaning set forth under "Merger and Sale of Substantially All Assets".

        "Tax Payment Agreement" means the Tax Payment Agreement, dated as of October 15, 2013, among Wanda America Investment Holding Co. Ltd, the Company and American Multi-Cinema Inc.

        "Theatre Completion" means any motion picture theatre or screen which was first opened for business by the Company or a Subsidiary during any applicable period.

        "UK" means The United Kingdom.

        "UK Government Obligations" means sovereign obligations of the UK for the timely payment of which its full faith and credit is pledged, in each case which are payable in pounds sterling and not callable or redeemable at the option of the Company thereof.

        "Unrestricted Subsidiary" means a Subsidiary of the Company designated in writing to the Trustee:

          (1)   whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness;

          (2)   that has no Indebtedness other than Non-Recourse Indebtedness; and

          (3)   that has no Subsidiaries other than Unrestricted Subsidiaries.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wanda" means Dalian Wanda Group Co., Ltd., a Chinese private conglomerate.

        "Wanda Group" means Wanda and any Affiliate of Wanda.

        "Weighted Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (2) the sum of all such principal payments.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the Capital Stock (other than directors' qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default

        The following will be "Events of Default" under the Indenture:

          (1)   default in the payment of any interest (including Special Interest) on any note under such Indenture when it becomes due and payable and continuance of such default for a period of 30 days;

          (2)   default in the payment of the principal of or premium, if any, on any note under such Indenture at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

          (3)   failure to comply with the covenants described under "Merger and Sale of Substantially All Assets";

          (4)   default in the performance, or breach, of any covenant or warranty of the Company contained in the Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (1), (2) or (3) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

          (5)   (a) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Significant Subsidiary, aggregating $50.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any Significant Subsidiary, aggregating $50.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid, or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

          (6)   any holder of any Indebtedness in excess of $50.0 million in the aggregate of the Company or any Significant Subsidiary shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Significant Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any Significant Subsidiary or in accordance with applicable law;

          (7)   one or more final judgments or orders shall be rendered against the Company or any Significant Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $50.0 million and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

          (8)   the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and

          (9)   except as permitted by the Indenture, the Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

        If an Event of Default (other than an Event of Default specified in clause (8) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding of any series, may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all notes of such series due and payable; provided, however, that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall occur and be continuing (other than an Event of Default specified in clause (8)), any such acceleration shall not become effective until the earlier of:

          (a)   five Business Days following a delivery of a notice of such acceleration to the agent under the Credit Agreement; and

          (b)   the acceleration of any amounts under the Credit Agreement.

        If an Event of Default specified in clause (8) above occurs and is continuing, then the principal, premium, if any, and accrued and unpaid interest, if any, of all the notes of such series shall become due and payable without any declaration or other act on the part of the Trustee or any holder of notes. After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes of any series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1)   the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay:

            (a)   all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            (b)   all overdue interest (including Special Interest) on all notes of such series;

            (c)   the principal of and premium, if any, on any notes of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes of such series; and

            (d)   to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes of such series; and

          (2)   all Events of Default, other than the non-payment of principal of the notes of such series which have become due solely by such declaration of acceleration, have been cured or waived.

        Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the notes of such series because an Event of Default specified in paragraph (5) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (1) is Indebtedness in the form of an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect, (2) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (3) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the notes, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

        Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the existence of an Event of Default to act with the required standard of care, to be indemnified, to the extent satisfactory to the Trustee against loss, liability or expense, by the holders of notes before proceeding to exercise any right or power under the Indenture at the request of such holders. Each Indenture provides that, subject to certain limitations therein, the holders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee.

        During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it be a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

        The Company will be required to furnish to the Trustee annually a statement as to any default by the Company in the performance and observance of its obligations under the Indenture.

Defeasance and Covenant Defeasance of each Indenture

        The Company may, at its option, and at any time, elect to have the obligations of the Company discharged with respect to all outstanding notes of any series and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantee ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of such series and to have satisfied its other obligations under the Indenture with respect to such notes, except for the following which shall survive until otherwise terminated or discharged:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest (including Special Interest) on such notes when such payments are due;

          (2)   the Company's obligations with respect to the notes relating to the issuance of temporary notes, the registration, transfer and exchange of notes, the replacement of mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency in The City of New York, the holding of money for security payments in trust and statements as to compliance with the Indenture;

          (3)   its obligations in connection with the rights, powers, trusts, duties and immunities of the Trustee; and

          (4)   the defeasance provisions of the Indenture.

        In addition the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain restrictive covenants under the Indenture ("covenant defeasance") with respect to the notes of a series and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes of such series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute Events of Default with respect to the notes.

        In order to exercise either defeasance or covenant defeasance:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes of the applicable series, cash in U.S. dollars, certain U.S. government obligations, or a combination thereof, with respect to the Dollar Notes, or cash in Pounds Sterling, certain UK Government Obligations, or a combination thereof, with respect to the Sterling Notes in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any, on) and interest (including Special Interest) on the outstanding notes of the applicable series on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest;

          (2)   in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

            (a)   the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)   since the date of this prospectus, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (3)   in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (5)   the Company must comply with certain other conditions, including that such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, each Indenture or any material agreement or instrument to which the Company is a party or by which it is bound.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all notes of a series issued thereunder, when:

          (1)   either:

            (a)   all such notes that have been authenticated under the Indenture, except notes that have been lost, destroyed or wrongfully taken and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

            (b)   all notes under the Indenture that have not been delivered to the Trustee for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, U.S. dollars and non-callable Government Securities, in the case of the Dollar Notes, or Pounds Sterling and UK Government Obligations, in the case of Sterling Notes, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of the applicable series not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and the Securities; and

          (4)   the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or at the redemption date, as the case may be.

        In addition, the Company, at the Company's cost and expense, must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge have been satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be entered into by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes under such Indenture voting together as a single class; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note under such Indenture affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) on, any note, or reduce the principal amount thereof or the rate of interest (including Special Interest) thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any note or any premium or the interest (including Special Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

          (2)   reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price;

          (3)   reduce the percentage in principal amount of outstanding notes, the consent of whose holders is necessary to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults;

          (4)   modify any of the provisions relating to supplemental indentures requiring the consent of holders of the notes, relating to the rights of holders to receive payment of principal and interest on the notes, or to bring suit for the enforcement of such payment, on or after the respective due dates set forth in the notes, relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes the consent of whose holders is required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

          (5)   modify any of the provisions of the Indenture relating to the subordination of the notes in a manner adverse to any holder of notes.

        The holders of a majority in aggregate principal amount of the outstanding notes under such Indenture voting together as a single class may waive compliance with certain restrictive covenants and provisions of the Indenture.

        Without the consent of any holder of the notes, the Company and the Trustee may amend each Indenture to: cure any ambiguity, omission, defect or inconsistency; provide for the assumption by a successor corporation of the obligations of the Company under the Indenture; provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; add Guarantees with respect to the notes; secure the notes; add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company; make any change that does not adversely affect the rights of any holder of the notes; make any change to the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions; or comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

Book-Entry System

        The Sterling Notes will be deposited with, and registered in the name of, the nominee of a common depository for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking societe anonyme ("Clearstream") and the Dollar Notes will be deposited with the Trustee as custodian for the Depositary. The Depository or its nominee will initially be the sole registered holder of the notes for all purposes under each Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

        Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interest represented by such Global Security purchased by such persons in this offering. Such accounts shall initially be designated by the initial purchasers with respect to notes placed by the initial purchasers for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Any person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Euroclear or Clearstream. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        Payment of principal, premium, if any, and interest on notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any agent of the Company or the initial purchasers will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

        The Company expects that upon receipt of any payment of principal of, premium, if any, or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for the purposes of receiving payment on the notes, receiving notices and for all other purposes under each Indenture and the notes. Beneficial interests in the notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of certificated notes in definitive form and will not be considered the holders of such Global Security for any purposes under each Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under each Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under each Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        The Company understands that the Depository will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

        Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, any agent of the Company or the initial purchasers will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certificated Notes

        Notes represented by a Global Security are exchangeable for certificated notes only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the notes represented by such Global Security. Any Global Security that is exchangeable for certificated notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated notes, (i) certificated notes will be issued only in fully registered form in denominations of (i) $2,000 and integral multiples of $1,000, in case of New Dollar Notes, and (ii) £100,000 and in integral multiples of £1,000, in case of New Sterling Notes (ii) payment of principal, premium, if any, and interest on the certificated notes will be payable, and the transfer of the certificated notes will be registrable; at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith. In addition, such certificates will bear the legend referred to under "Notice to Investors" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such notes, to the provisions of such legend.

Redemption of Global Notes

        In the event any Global Security (or any portion thereof) is redeemed, Euroclear, Clearstream or the Depository (or their respective nominees), as applicable, will redeem an equal amount of the book-entry interests in that Global Security from the amount received by it in respect of the redemption of the Global Security. The redemption price payable in connection with the redemption of the book-entry interests will be equal to the amount received by Euroclear, Clearstream or Depository, as applicable, in connection with the redemption of the Global Security (or any portion thereof). We understand that, under existing practices of Euroclear, Clearstream and the Depository if fewer than all of the notes are to be redeemed at any time, Euroclear, Clearstream and the Depository will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on any other basis that they deem fair and appropriate (including the pool factor); provided, however, that no book-entry interest of less than £100,000 (in the case of the New Sterling Notes) or $2,000 (in the case of the New Dollar Notes) principal amount may be redeemed in part.

Concerning the Trustee

        U.S. Bank National Association will be the Trustee under each Indenture.

Governing Law

        Each Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the exchange offer to holders of the Original Notes, but does not purport to be a complete analysis of all the potential tax considerations. The summary is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder.

        An exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders that exchange their Original Notes for Exchange Notes in connection with the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

        The foregoing discussion of U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder's situation or status. Accordingly, each holder of Original Notes considering this exchange offer should consult its own tax advisor regarding the tax consequences of the exchange offer to it, including those under state, foreign and other tax laws.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes only where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period starting from the date on which the exchange offer is consummated to the close of business one year after, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period starting from the date on which the exchange offer is consummated to the close of business one year after, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity and enforceability of the Exchange Notes and the related guarantees offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Quarles & Brady LLP passed on matters of Arizona law. DLA Piper LLP passed on matters of Maryland Law. Kevin M. Connor passed on matters of Missouri and Kansas law.

EXPERTS

        The consolidated financial statements of AMC Entertainment Holdings, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference herein, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their reports incorporated by reference herein from the 2016 Form 10-K and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states AMC Entertainment Holdings, Inc. acquired Odeon and UCI Cinemas Holdings Limited in November 2016 and Carmike Cinemas, Inc. in December 2016, and management excluded Odeon and UCI Cinemas Holdings Limited and Carmike Cinemas, Inc. from its assessmentof the effectiveness of AMC Entertainment Holdings, Inc.'s internal control over financial reporting as of December 31, 2016. Odeon and UCI Cinemas Holdings Limited's internal control over financial reporting is associated with total assets of $1.9 billion and total revenus of $112.8 million included in the consolidated financial statements of AMC Entertainment Holdings, Inc. as of and for the year ended December 31, 2016. Carmike Cinemas, Inc.'s internal control over financial reporting is associated with total assets of $1.5 billion and total revenues of $46.5 million included in the consolidated financial statements of AMC Entertainment Holdings, Inc. as of and for the year ended December 31, 2016. The audit report on the effectiveness of internal control over financial reporting contains an explanatory paragraph regarding the exclusion of an evaluation of the internal control over financial reporting of Odeon and UCI Cinemas Holdings Limited and Carmike Cinemas, Inc.

        The consolidated financial statements of Odeon and UCI Cinemas Holdings Limited as of December 31, 2015 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report is qualified due to the omission of comparative financial information, which omission is more fully disclosed in Note 1 to the December 31, 2015 consolidated financial statements. Furthermore, the audit report contains an explanatory paragraph relating to qualitative differences between U.K. Generally Accepted Accounting Practice and U.S. Generally Accepted Accounting Principles as presented in Note 30 to the consolidated financial statements.

        The consolidated financial statements of Digital Cinema Implementation Partners, LLC as of December 31, 2016 and December 31, 2015 and for each of the years in the three-year period ended December 31, 2016, incorporated by reference in this prospectus from the 2016 Form 10-K, have been audited by CohnReznick LLP, independent auditors, as stated in their report which is also incorporated herein by reference and have been so incorporated in reliance upon the report of CohnReznick LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

AMC Entertainment Holdings, Inc.

Offer to Exchange

£500,000,000 aggregate principal amount of its 6.375% Senior
Subordinated Notes due 2024, the issuance of which has
been registered under the Securities Act of 1933,
as amended, for all of its outstanding 6.375%
Senior Subordinated Notes due 2024

$595,000,000 aggregate principal amount of its 5.875% Senior
Subordinated Notes due 2026, the issuance of which has
been registered under the Securities Act of 1933,
as amended, for all of its outstanding 5.875%
Senior Subordinated Notes due 2026

$475,000,000 aggregate principal amount of its 6.125% Senior
Subordinated Notes due 2027, the issuance of which has
been registered under the Securities Act of 1933,
as amended, for all of its outstanding 6.125%
Senior Subordinated Notes due 2027

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Arizona Registrant: AMC Card Processing Services, Inc. is incorporated under the laws of Arizona.

        Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual's conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2. Section 10-851 also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

        Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

        The articles of incorporation of AMC Card Processing Services, Inc. provide that its directors shall not be personally liable to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for any of the following: (i) for the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) an intentional violation of Section 10-833 of the Arizona Revised Statutes and any amendment thereto; or (iv) an intentional violation of criminal law. The articles of incorporation further provide for indemnification of the directors and officers of the corporation and of any subsidiary of the corporation for liability, as defined in Section 10-851(D) of the Arizona Revised Statutes, to the fullest extent permitted by law. Any officer who is not also a director, or who is party to a proceeding on the basis of an act or omission solely as an officer, shall further be indemnified against liability for any of the exceptions described in clauses (i) through (iv) above, except that an officer who is not also a director shall not be indemnified for (a) liability in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of conduct that constitutes: (x) receipt by the officer of a financial benefit to which the officer is not entitled; (y) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law. The articles of incorporation also provide that the private property of the officers, directors and shareholders of the corporation shall be exempt from all corporate debts of any kind whatsoever. Reasonable expenses incurred by a director or officer of the corporation or any of its subsidiaries who is party to a proceeding, as defined in Section 10-850 of the Arizona Revised Statutes, shall be paid by the corporation in advance of the final disposition of such proceeding to the fullest extent permitted by Section 10-853 of the Arizona Revised Statutes or other applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount to the extent of the amount to which such person shall ultimately be determined not to be entitled.

        The by-laws of AMC Card Processing Services, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation), or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Pursuant to the by-laws of the corporation, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

        Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

California Registrant: Loews Citywalk Theatre Corporation is incorporated under the laws of California.

        Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Section 317 of the California Corporations Code also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by action of the company through a majority vote of a quorum of the corporation's Board of Directors consisting of directors who are not party to the proceedings; approval of shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or such court in which the proceeding is or was pending upon application by designated parties.

        The articles of incorporation of Loews Citywalk Theatre Corporation provides for indemnification of any current or former director or officer of the corporation or any person who may have acted at its request as a director of officer of any other corporation in which it is a creditor, against expenses actually and necessarily incurred by such person in connection with the defense of any action, suit or proceeding in which he is made an officer, except in relation to matters as to which such person is adjudged to be liable for negligence or misconduct in performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders or otherwise.

        The by-laws of Loews Citywalk Theatre Corporation provide for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action provided such person acted in good faith, in a manner reasonably believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director or officer of the corporation, or was serving at the request of the corporation as the director or officer of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation. Any indemnification made under the by-laws shall be made, unless ordered by a court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Delaware Registrants:

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation may indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed by such person to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL also allows a corporation to provide contractual indemnification to its directors, and we have entered into indemnification agreements with each of our directors whereby we are contractually obligated to indemnify the director and advance expenses to the full extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breach of a fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

(a)   AMC Entertainment Holdings, Inc. is incorporated under the laws of Delaware.

        The amended and restated certificate of incorporation of AMC Entertainment Holdings, Inc. provides for indemnification of any person made party to or threatened to be made party to any proceeding by reason of the fact that such person is or was a director or officer of the company, or a person of whom such person is the legal representative, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent permitted by the DGCL, against any expenses, liability and loss (including attorneys' fees, judgments, fines Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The amended and restated certificate of incorporation of AMC Entertainment Holdings Inc. also provides that the personal liability of its directors for monetary damages for breach of fiduciary duty as a director of the corporation is eliminated to the fullest extent permitted by the DGCL. Expenses incurred in defending any such proceeding in advance of its final disposition may be paid by the corporation in advance of its final disposition, provided that if the DGCL so requires, the payment of such expenses shall only be made upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified by the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper because such person has met the applicable standard of conduct set forth in the DGCL nor an actual determination that such person has failed to meet such standard of conduct shall be a defense to an action brought by a claimant whom the corporation has failed to pay in full within 30 days of having received a written claim.

(b)   AMC Starplex, LLC is a limited liability company under the laws of Delaware

        The Limited Liability Company Agreement of AMC Starplex, LLC provides that the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of its assets) must indemnify, save harmless and pay all judgments and claims against each member relating to any liability or damage incurred by reason of (i) ownership of an interest in the Company and (ii) any act performed or omitted to be performed by each member in connection with the business of the Company, in any case including attorneys' fees incurred by each member in connection with the defense of any action based on the foregoing.

District of Columbia Registrant: Club Cinema of Mazza, Inc. is incorporated under the laws of the District of Columbia.

        Section 29-306.51 of the District of Columbia Business Organizations Code (the "Business Organizations Code") provides that a corporation may indemnify a director if the director:

  "(1)(A) Conducted himself or herself in good faith; (B) reasonably believed: (i) in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that the director's conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (2) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 29-302.02(B)(5)."

        Furthermore, Section 29-306.56 of the Business Organizations Code permits a corporation to indemnify an officer:

  "(1) to the same extent as a director; and (2) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability (A) in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law."

        Subsection (2) in the immediately preceding paragraph applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

        There is no provision for indemnification in the articles of incorporation or by-laws of Club Cinema of Mazza, Inc.

Florida Registrant: AMC Concessionaire Services of Florida, LLC is a limited liability company under the laws of Florida.

        The registrant, AMC Concessionaire Services of Florida, LLC is a limited liability company formed in the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the "FLLCA") provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided that no judgment or other final adjudication establishes that the actions or omissions to act of the member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (1) a violation of criminal law (unless the member, manager, managing member, officer, employee or agent had no reasonable cause to believe such conduct was unlawful), (2) a transaction from which the member, manager, managing member, officer, employee or agent derived an improper personal benefit, (3) a circumstance under which the liability provisions of section 608.426 of the FLLCA are applicable (in the case of a manager or managing member) or (4) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

        The Articles of Organization of AMC Concessionaire Services of Florida, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC Concessionaire Services of Florida, LLC provides that except as expressly permitted by Florida law, each member or manager shall not be personally liable for any debt, obligation or liability. In addition, any person who was or is a party defendant or is threated to be made a party defendant, in any pending or completed action, suit or proceeding, shall be indemnified by the company out of company assets against instant expenses (including reasonable attorney's fees and costs), judgments, fines, assessments and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if member determines in its sole discretion that such person acted in good faith and in a manner said person reasonably believed to be in the best interest of the company, and in the event of any criminal action or proceeding, had no reasonable cause to believe said person's conduct was unlawful.

Kansas Registrants:

        Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, including attorney's fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Notwithstanding the preceding sentence, no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless otherwise determined by the court in which such proceeding is pending. A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, including attorney's fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(a)   AMC License Services, Inc. is incorporated under the laws of Kansas.

        The by-laws of AMC License Services, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation, such voting trustee and the corporation), or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director, officer, employee or agent of the company, or was serving at the request of the company as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation. Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        The articles of incorporation of AMC License Services, Inc. provide that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by any such director, except to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of Section 17-6424 of the Kansas General Corporation Law and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)   AMC ITD, Inc. is incorporated under the laws of Kansas.

        The by-laws of AMC ITD, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses, including reasonable attorney's and accountants' fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another entity, against expenses, including reasonable attorneys' and accountants' fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Maryland Registrant: AMC of Maryland, LLC is a limited liability company under the laws of Maryland.

        The registrant, AMC of Maryland, LLC is a limited liability company formed in the State of Maryland. Section 4A-203(14) of the Maryland Limited Liability Company Act (the "MDLLCA") provides that unless otherwise provided by law or unless otherwise agreed, a limited liability company has the general powers, whether or not set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

        The Articles of Organization of AMC of Maryland, LLC contain no articles, sections or provisions relating to indemnification. The operating agreement of AMC of Maryland, LLC provides that except as set forth in the MDLLCA, no member shall have any personal liability for any obligations of the company. In addition, the operating agreement provides that a member shall not be liable, responsible, or accountable for damages or otherwise to the company or to any other member for any action taken or any failure conferred on the member by the operating agreement or the MDLLCA unless the action or omission was made fraudulently or in bad faith or unless the action or omission constituted gross negligence.

Missouri Registrant: American Multi-Cinema, Inc. is incorporated under the laws of Missouri.

        Section 351.355 of the General and Business Corporation Law of Missouri authorizes a corporation to indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that such person's conduct was unlawful.

        The by-laws of American Multi-Cinema, Inc. provide for indemnification of any person made party to or threatened to be made party to any proceeding, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee, agent of the corporation or voting trustee under any voting trust agreement (which has been entered into between the owners and the holders of shares of the corporation, such voting trustee and the corporation), or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, judgments, fines and amount paid in settlement, actually and reasonably incurred by such person in connection with such action, provided such person acted in good faith, in a manner reasonably believed by such person to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful.

        The by-laws of the corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the company by reason of the fact that such person is or was a director, officer, employee or agent of the company, or was serving at the request of the company as a director, officer, employee or agent of another entity, against expenses, including attorney's fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation. Pursuant to the by-laws of the corporation, any indemnification made under the by-laws shall be made, unless ordered by the court, only as authorized by an appropriate determination that indemnification is proper because the person has met the applicable standard of conduct for such indemnification made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

        The amended and restated articles of incorporation of American Multi- Cinema, Inc. provide that its directors shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by any such director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 351.345 of the Missouri General and Business Corporation Law, and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit. The articles of incorporation further provide that the corporation shall indemnify to fullest extent permitted by law any person who is or was a director, officer, employee or agent of the corporation, or any person who is serving at the request of the corporation as a director, officer, employee or agent of another entity, unless such person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

        See the Exhibit Index immediately following the signature page included in this Registration Statement.

        All schedules not identified above have been omitted because they are not required, are not applicable or the information is included in the selected consolidated financial data or notes contained in this registration statement.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC ENTERTAINMENT HOLDINGS, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Adam M. Aron	Chief Executive Officer, President and Director (Principal Executive Officer)	June 2, 2017
* Craig R. Ramsey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2017
* Chris A. Cox	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2017
* Lin Zhang	Director	June 2, 2017
* Anthony J. Saich	Director	June 2, 2017
* Gary F. Locke	Director	June 2, 2017
* Maojun Zeng	Director	June 2, 2017

Signature		Title	Date

* Lloyd Hill		Director	June 2, 2017
* Jack Gao		Director	June 2, 2017
* Howard Koch, Jr.		Director	June 2, 2017
* Kathleen Pawlus		Director	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC CARD PROCESSING SERVICES, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Craig R. Ramsey		Principal Executive Officer, Principal Financial Officer and Director	June 2, 2017
* Chris A. Cox		Principal Accounting Officer	June 2, 2017
* John D. McDonald		Director	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC CONCESSIONAIRE SERVICES OF FLORIDA, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Craig R. Ramsey		Principal Executive Officer and Principal Financial Officer	June 2, 2017
* Chris A. Cox		Principal Accounting Officer	June 2, 2017
AMERICAN MULTI-CINEMA, INC.		Sole Member	June 2, 2017
By:	* Adam M. Aron President and Chief Executive Officer
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC ITD, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Craig R. Ramsey		Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	June 2, 2017
* John D. McDonald		Executive Vice President and Director	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC LICENSE SERVICES, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Craig R. Ramsey		Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	June 2, 2017
* John D. McDonald		Executive Vice President and Director	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMERICAN MULTI-CINEMA, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Adam M. Aron	Principal Executive Officer	June 2, 2017
	* Craig R. Ramsey	Principal Financial Officer and Director	June 2, 2017
	* Chris A. Cox	Principal Accounting Officer	June 2, 2017
	* John D. McDonald	Director	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

CLUB CINEMA OF MAZZA, INC.
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* John D. McDonald	Principal Executive Officer and Director	June 2, 2017
	* Craig R. Ramsey	Principal Financial Officer and Director	June 2, 2017
	* Chris A. Cox	Principal Accounting Officer	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

LOEWS CITYWALK THEATRE CORPORATION
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* John D. McDonald		Principal Executive Officer and Director	June 2, 2017
* Craig R. Ramsey		Principal Financial Officer and Director	June 2, 2017
* Chris A. Cox		Principal Accounting Officer	June 2, 2017
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC STARPLEX, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

AMERICAN MULTI-CINEMA, INC.
* Adam M. Aron		Manager	June 2, 2017
President and Chief Executive Officer
* John D. McDonald		Manager	June 2, 2017
President
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas, on June 2, 2017.

AMC OF MARYLAND, LLC
By:	/s/ KEVIN M. CONNOR
	Name:	Kevin M. Connor
	Title:	Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

AMERICAN MULTI-CINEMA, INC.		Sole Class A Member	June 2, 2017
By:	* Adam M. Aron President and Chief Executive Officer
*By:	/s/ KEVIN M. CONNOR Kevin M. Connor (as attorney-in-fact)

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated May 21, 2012, by and among AMC Entertainment Holdings, Inc., Dalian Wanda Group Co., Ltd. and, solely with respect to certain sections, the stockholder representative referenced therein (incorporated by reference from Exhibit 2.1 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on October 8, 2013, as amended).

2.2	Stock Purchase Agreement by and among AMC Entertainment Holdings, Inc., SMH Theatres, Inc., the Shareholders of SMH Theatres, Inc. and the Representative named herein dated as of July 13, 2015. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. AMC agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on July 14, 2015).

2.3	Agreement and Plan of Merger dated as of March 3, 2016, by and among AMC Entertainment Holdings, Inc., Congress Merger Subsidiary, Inc., and Carmike Cinemas, Inc. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1-333829) filed on March 4, 2016).

2.4	Share Purchase Agreement dated as of July 12, 2016, by and among AMC Entertainment Holdings, Inc., AMC (UK) Acquisition Limited , Monterey Capital III S.A.R.L., Odeon and UCI Cinemas Holdings Limited, Odeon and UCI Cinemas Group Limited and certain Management Shareholders . (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on July 13, 2016).

2.5	Amended and Restated Agreement and Plan of Merger dated as of July 24, 2016, by and among AMC Entertainment Holdings, Inc., Congress Merger Subsidiary, Inc., and Carmike Cinemas, Inc. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on July 25, 2016).

2.6	Sale and Purchase Agreement dated as of January 20, 2017, by and among AMC Entertainment Holdings, Inc., Goldcup 14139 AB, European Cinemas S.à.r.l, Bonnier Holding AB, and certain Management Shareholders. (incorporated by reference from Exhibit 2.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on January 23, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on December 23, 2013).

3.2	Third Amended and Restated Bylaws of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-190904) filed on November 22, 2013, as amended).

Certificates of Incorporation or corresponding instrument, with amendments, of the following additional registrants:

3.3.1	AMC Card Processing Services, Inc. (incorporated by reference from Exhibit 3.3.93 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

3.3.2	AMC Concessionaire Services of Florida, LLC (incorporated by reference from Exhibit 3.3.2 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).

Exhibit Number		Description
3.3.3		AMC ITD, Inc. (incorporated by reference from Exhibit 3.3.10 to AMCE's Registration Statement on Form S-4 (File No. 333-171819) filed January 21, 2011).

3.3.4		AMC License Services, Inc. (incorporated by reference from Exhibit 3.3.4 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).

3.3.5		American Multi-Cinema, Inc. (incorporated by reference from Exhibit 3.3.10 to AMCE's Form 10-Q (File No. 1-8747) filed February 8, 2008).

3.3.7		Club Cinema of Mazza, Inc. (incorporated by reference from Exhibit 3.3.97 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

3.3.8		Loews Citywalk Theatre Corporation (incorporated by reference from Exhibit 3.3.1 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

*3.3.9		AMC Starplex, LLC.

*3.3.10		AMC of Maryland, LLC.

3.4		By-laws of AMC Card Processing Services, Inc. (incorporated by reference from Exhibit 3.20 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

3.5		By-laws of AMC ITD, Inc. (incorporated by reference from Exhibit 3.11 to AMCE's Registration Statement on Form S-4 (File No. 333-121819) filed on January 21, 2011).

3.6		By-laws of AMC License Services, Inc. (incorporated by reference from Exhibit 3.6 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).

3.8		Amended and Restated By-laws of American Multi-Cinema, Inc. (incorporated by reference from Exhibit 3.9 to AMCE's Form 10-Q (File No. 1-8747) filed February 8, 2008).

3.9		By-laws of Club Cinema of Mazza, Inc. (incorporated by reference from Exhibit 3.24 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

3.10		By-laws of Loews Citywalk Theatre Corporation (incorporated by reference from Exhibit 3.4 to AMCE's Registration Statement on Form S-4 (File No. 333-133574) filed April 27, 2006).

3.11		Operating Agreement of AMC Concessionaire Services of Florida, LLC. (incorporated by reference from Exhibit 3.13 to AMCE's Form S-4 (File No. 1-8747) filed April 1, 2014).

*3.12		Limited Liability Company Agreement of AMC Starplex, LLC.

*3.13		Limited Liability Company Agreement of AMC of Maryland, LLC.

4.1	(a)	Credit Agreement, dated April 30, 2013, by and among AMC Entertainment Inc., the lenders and the issuers party thereto, Citicorp North America, Inc., as agent, and the other agents and arrangers party thereto (incorporated by reference from Exhibit 10.1 to AMCE's Current Report on Form 8-K (File No. 1-8747) filed on May 3, 2013).

4.1	(b)	Guaranty, dated April 30, 2013 by AMC Entertainment Inc. and each of the other Guarantors party thereto, in favor of the Guaranteed Parties named therein (incorporated by reference from Exhibit 10.2 to the Company's Form 8-K (File No. 1-8747) filed May 3, 2013).

Exhibit Number		Description
4.1	(c)	Pledge and Security Agreement, dated April 30, 2013, by AMC Entertainment Inc. and each of the other Grantors party thereto in favor of Citicorp North America, Inc., as agent for the Secured Parties (incorporated by reference from Exhibit 10.3 to the Company's Current Report on Form 8-K (File No. 1-8747) filed May 3, 2013).

4.1	(d)	First Amendment to Credit Agreement, dated as of December 11, 2015, by and among AMC Entertainment Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent (incorporated by reference from Exhibit 4.1(d) to the Company's Annual Report on Form 10-K (File No. 1 - 33892) filed on March 8, 2017).

4.1	(e)	Second Amendment to Credit Agreement, dated as of November 8, 2016, by and among AMC Entertainment Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on November 8, 2016).

4.1	(f)	Third Amendment to Credit Agreement, dated as of May 9, 2017, by and among AMC Entertainment Holdings, Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on May 11, 2017.

4.2		Indenture, dated as of February 7, 2014, respecting AMC Entertainment Inc.'s 5.875% Senior Subordinated Notes due 2022, among AMCE and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to AMCE's Current Report on Form 8-K (File No. 1-8747) filed on February 10, 2014).

4.3		Indenture, dated as of June 5, 2015, respecting AMC Entertainment Inc.'s 5.75% Senior Subordinated Notes due 2025, among AMCE, the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to AMCE's Current Report on Form 8-K (File No. 1-8747) filed on June 5, 2015).

4.3	(a)	Registration Rights Agreement, dated as of June 5, 2015, respecting AMC Entertainment Inc.'s 5.75% Senior Subordinated Notes due 2025, among AMCE and Citigroup Global Markets Inc., as representatives of the initial purchasers of the 5.75% Senior Subordinated Notes due 2025 (incorporated by reference from Exhibit 4.2 to AMCE's Current Report on Form 8-K (File No. 1-8747) filed on June 5, 2015).

4.4		Second Supplemental Indenture, dated as of March 31, 2016, with respect to $600 million aggregate principal amount of 5.75% Senior Subordinated Notes due 2025, by and between AMC Entertainment Holdings, Inc., AMC Entertainment Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on March 31, 2016).

4.5		Second Supplemental Indenture, dated as of March 31, 2016, with respect to $375 million aggregate principal amount of 5.875% Senior Subordinated Notes due 2022, by and between AMC Entertainment Holdings, Inc., AMC Entertainment Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on March 31, 2016).

Exhibit Number		Description
4.6		Indenture, dated as of November 8, 2016, respecting AMC Entertainment Holdings, Inc.'s 5.875% Senior Subordinated Notes due 2026 and 6.375% Senior Subordinated Notes due 2024, among AMC Entertainment Holdings, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on November 8, 2016).

4.6	(a)	Registration Rights Agreement, dated November 8, 2016, respecting AMC Entertainment Holdings, Inc.'s 5.875% Senior Subordinated Notes due 2026 and 6.375% Senior Subordinated Notes due 2024 , among AMC Entertainment Holdings, Inc. and Citigroup Global Markets Inc., as representative of the initial purchasers of the 5.875% Senior Subordinated Notes due 2026 and 6.375% Senior Subordinated Notes due 2024 (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1 - 33892) filed on November 8, 2016).

4.7		Indenture for the 6.00% Senior Secured Notes due 2023, dated June 17, 2015, among Carmike Cinemas, Inc. and JP Morgan (incorporated by reference from Exhibit 4.1 to Carmike Cinemas, Inc.'s Current Report on Form 8-K filed on June 23, 2015).

4.8		Form of 6.00% Senior Secured Note due 2023 (included in Exhibit 4.7).

4.9		Second Supplemental Indenture, dated March 23, 2016, to Indenture dated June 17, 2015, among Carmike Cinemas, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.1 to Carmike Cinemas, Inc.'s Current Report on Form 8-K filed March 29, 2016).

4.10		Third Supplemental Indenture, dated February 17, 2017, to the Indenture dated June 17, 2015, among AMC Entertainment Holdings, Inc., Carmike Cinemas, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference from Exhibit 4.10 to the Company's Annual Report on Form 10-K (File No. 1-33892) filed March 10, 2017).

4.11		Indenture, dated as of March 17, 2017, respecting AMC Entertainment Holdings, Inc.'s 6.125% Senior Subordinated Notes due 2027, among AMC Entertainment Holdings, Inc., the guarantors named therein and U.S. Bank National Associaiton, as trustee (incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on March 17, 2017).

4.11	(a)	Registration Rights Agreement, March 17, 2017, respecting AMC Entertainment Holddings, Inc's 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024, among AMC Entertainment Holdings, Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purhcasers of the 6.125% Senior Subordinated Notes due 2027 and 6.375% Senior Subordinated Notes due 2024 (incorporated by reference from Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 1-33892) filed on March 17, 2017).

*5.1		Opinion of Weil, Gotshal & Manges LLP.

*5.2		Opinion of Quarles & Brady LLP.

*5.3		Opinion of DLA Piper LLP (US).

*5.4		Opinion of Kevin M. Connor, Executive Vice President, General Counsel & Secretary of AMC Entertainment Holdings, Inc.

**12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.

Exhibit Number	Description
21.1	Subsidiaries of AMC Entertainment Holdings, Inc. (incorporated by reference from Exhibit 21 to the Company's Annual Report on Form 10-K (File No. 1-33892) filed on March 10, 2017).

**23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

**23.2	Consent of CohnReznick LLP as to Digital Cinema Implementation Partners, LLC's consolidated financial statements.

**23.3	Consent of KPMG LLP as to Odeon and UCI Cinemas Holdings Limited's consolidated financial statements.

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.5	Consent of Quarles & Brady LLP (included in Exhibit 5.2).

23.6	Consent of DLA Piper LLP (US) (included in Exhibit 5.3).

23.7	Consent of Kevin M. Connor (included in Exhibit 5.4).

*24.1	Powers of Attorney (included in Signature Pages).

*25.1	Statement of Eligibility and Authorization on Form T-1 of U.S. Bank National Association, as trustee.

*99.1	Form of Transmittal Letter.

*
Previously filed

**
Filed herewith.